Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169075

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

SUPPLEMENT NO. 10, DATED OCTOBER 18, 2011,
TO THE PROSPECTUS, DATED FEBRUARY 18, 2011

This prospectus supplement (this “Supplement No. 10”) is part of the prospectus of American Realty Capital Healthcare Trust, Inc. (the “Company”, “we”, “our” or “us”), dated February 18, 2011 (the “Prospectus”), as supplemented by Supplement No. 6, dated August 4, 2011 (“Supplement No. 6”), Supplement No. 7, dated August 19, 2011 (“Supplement No. 7”), Supplement No. 8, dated September 7, 2011 (“Supplement No. 8”), and Supplement No. 9, dated September 23, 2011 (“Supplement No. 9”). This Supplement No. 10 consolidates, supplements, modifies, supersedes and replaces Supplement No. 6, Supplement No. 7, Supplement No. 8 and Supplement No. 9 and certain information contained in the Prospectus. This Supplement No. 10 should be read in conjunction with the Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 10 will be delivered with the Prospectus.

The purpose of this Supplement No. 10 is to, among other things:

•	updated operating information, including the status of the offering, portfolio data (including recent real estate investments), status of distributions, distribution and borrowing policies, share repurchase program information, the shares currently available for sale, selected financial data, and the status of fees paid to and deferred by our advisor, dealer manager and their affiliates;
•	updates to certain management information;
•	updated disclosure regarding the advisory agreement, including disclosure relating to revisions to the advisory agreement relating to the timing and manner of payment of the asset management fees by the Company to the Advisor and revisions relating to the receipt by the Advisor of a non-interest bearing promissory note in connection with the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement;
•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” similar to that filed in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011, filed on August 12, 2011;
•	updated disclosure regarding our presentation of funds from operations and modified funds from operations;
•	updated disclosure relating to recent real estate investments and potential real estate investments;
•	information regarding a major tenant of the Texarkana Surgery Center;
•	updated prior performance information contained in the Prospectus;
•	updated disclosure on the enactment of provisions allowed under Subtitle 8;
•	updates to the distribution reinvestment plan in Appendix B and the disclosure relating thereto, including with respect to Ohio and Alabama investors’ ability to invest in certain features of our distribution reinvestment plan;
•	updates to the provisions of the Company’s share repurchase program that apply in the event of the death of a stockholder to include their application in the event of the disability of a stockholder, and to disclose that the Company’s board of directors may amend, suspend or terminate the Company’s share repurchase program or reduce or increase the number of shares purchased under the program upon 30 days’ notice;
•	updated disclosure on reports to stockholders;
•	clarifications to the election of successor directors by the Company’s stockholders;

•	updated disclosure relating to the appointment of one or more IRA custodians;
•	clarify disclosure relating to the process of subscribing for shares and the subscription agreement;
•	our unaudited financial statements as of and for the three and six months ended June 30, 2011, as filed in our Quarterly Report on Form 10-Q on August 12, 2011;
•	updated disclosure on Appendix C — Subscription Agreements; and
•	updated disclosure on Appendix E — Letter of Direction.

	Supplement No. 6 Page No.	Prospectus Page No.
OPERATING INFORMATION
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	156
Share Repurchase Program	S-2	164
Information Regarding Dilution	S-2	N/A
Status of Fees Paid and Deferred	S-2	N/A
Real Estate Investment Summary	S-3	N/A
Selected Financial Data	S-18	N/A
PROSPECTUS UPDATES
Investor Suitability Standards	S-19	i
Prospectus Summary	S-19	1
Board of Directors	S-19	167
Management	S-20	62
Management Compensation	S-22	80
Risk Factors	S-26	22
Conflicts of Interest	S-27	92
Certain Relationships and Related Transactions	S-27	78
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-27	115
Description of Real Estate Investments	S-40	N/A
Prior Performance Summary	S-62	119
Subtitle 8	S-71	159
Distribution Reinvestment Plan	S-71	161
Share Repurchase Program	S-71	164
Plan of Distribution	S-74	183
How to Subscribe	S-75	189
Reports to Stockholders	S-75	191
Experts	S-75	193
Letter of Direction	S-75	E-1
Prior Performance Tables	S-75	A-1
Distribution Reinvestment Plan	S-76	B-1
Subscription Agreements	S-76	C-1
Consolidated Financial Statements	F-1	N/A
APPENDIX A — PRIOR PERFORMANCE TABLES	A-1	A-1
APPENDIX B — DISTRIBUTION REINVESTMENT PLAN	B-1	B-1
APPENDIX C-1 — SUBSCRIPTION AGREEMENT	C-1-1	C-1
APPENDIX C-2 — MULTI-OFFERING SUBSCRIPTION AGREEMENT	C-2-1	N/A

S-i

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering of 150.0 million shares of common stock on February 18, 2011. On May 12, 2011, we satisfied the escrow conditions of our reasonable best efforts public offering of common stock. On such date, we had received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. We will not accept subscriptions from residents of Pennsylvania until we have received aggregate subscriptions of at least $75 million.

As of September 30, 2011, we had acquired six commercial properties which were 93.2% leased on a weighted average basis as of such date. As of September 30, 2011, we had total real estate investments, at cost, of approximately $68.9 million. As of June 30, 2011, we had incurred, cumulatively to that date, approximately $3.0 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock. Our leverage ratio approximated 69.8% (secured mortgage notes payable as a percentage of total real estate investments, at cost) as of September 30, 2011.

We will offer shares of our common stock until February 18, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan for sale in our initial public offering of common stock (the “IPO”).

Shares Currently Available for Sale

As of September 30, 2011, we had received aggregate gross proceeds of approximately $30.4 million from the sale of approximately 3.1 million shares of common stock in our public offering. As of September 30, 2011, there were approximately 3.1 million shares of our common stock outstanding, including restricted stock and shares issued under the distribution reinvestment plan, or DRIP. As of September 30, 2011, there were approximately 146.9 million shares of our common stock available for sale, excluding shares available under our distribution reinvestment plan.

Status of Distributions

On May 12, 2011, our board of directors authorized and we declared a distribution rate equal to a 6.60% annualized rate based on the offering price of $10.00 per share of our common stock. The first distribution was paid on August 1, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 through July 31, 2011. The distribution will be payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00180821918 per day.

Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured. There is no assurance that we will continue to declare distributions at this rate.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the “Code”). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

We first received and accepted subscriptions in this offering in March 2011. Because shares of common stock must be held for at least one year, no shares will be eligible for redemption prior to March 2012.

Information Regarding Dilution

In connection with our ongoing offering of common stock, we are providing information about out net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) the sum of (a) total book value of our assets, less intangible assets, (b) minus total liabilities, less intangible liabilities divided by (2) the total number of shares of common stock outstanding. It assumes that the value of real estate and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. The calculation does not include intangible assets. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including commissions, dealer manager fees and other offering costs. As of June 30, 2011 and December 31, 2010, our net tangible book value per share was not meaningful because we had issued no shares to third party investors nor have we purchased any properties. The offering price of shares under our IPO (ignoring purchase price discounts for certain categories of purchasers) at June 30, 2011 and December 31, 2010 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Status of Fees Paid and Deferred

Through June 30, 2011, we incurred from our advisor approximately $1.2 million for organization and offering costs related to our ongoing offering of common stock and paid approximately $0.1 million and $23,000 of acquisition fees and financing coordination fees, respectively, to our advisor. No property management fees or asset management fees have been paid to our property manager or advisor.

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of September 30, 2011, the properties the Company owned were 93.2% leased on a weighted average basis. The Company’s portfolio of real estate properties is comprised of the following properties as of September 30, 2011:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
					(in thousands)	(in thousands)
Texarkana	Jun. 2011	1	18,268	9.6	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree	Jun. 2011	1	4,596	10.1	128	1,444	8.9%	27.85
DaVita, Rockford	Jul. 2011	1	7,032	9.6	195	2,050	9.5%	27.87
Carson Tahoe Specialty Medical Plaza	Sept. 2011	1	154,622	6.4	2,493	28,990	8.6%	16.06
Durango Medical Plaza	Sept. 2011	1	73,094	8.0	1,900	22,886	8.3%	28.28
CareMeridian Rehabilitation Facility — Phoenix	Sept. 2011	1	13,500	12.8	847	9,016	9.4%	62.74
		6	271,112	8.2	$5,994	$68,886	8.7%	$22.70

(1)	Remaining lease term in years as of September 30, 2011, calculated on a weighted-average basis.
(2)	Annualized net operating income as of September 30, 2011 for the leases in place in the property portfolio. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of September 30, 2011 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The leases in place at Texarkana and DaVita, Rockford expire in April 2021. The DaVita, Marked Tree lease expires in October 2021. At Carson Tahoe Specialty Medical Plaza, leases to two tenants occupying 93.4% of the rentable square footage expire in March 2018. The lease for the remainder of Carson Tahoe Specialty Medical Plaza expires in 2016. At Durango Medical Plaza, a lease to a tenant occupying 19.7% of the total rentable square footage expires in May 2023 and a lease to a tenant occupying 12.5% of the total rentable square footage expires in April 2018. Nine other tenants of Durango Medical Plaza occupy an aggregate of approximately 42.7% of the property and their leases have a weighted average remaining lease term of 4.7 years. Approximately 25.1% of Durango Medical Plaza is currently vacant. The lease in place at CareMeridian Rehabilitation Facility — Phoenix expires in June 2024.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of September 30, 2011:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2)	Annualized Rental Income per Sq. Ft.
							(in thousands)
Carson Tahoe Regional Healthcare	4	103,022	40.8%	Mar. 2018	6.5	4 – 5 yr.	$1,685	$16.36
ContinueCare Hospital of Carson Tahoe	1	41,435	16.4%	Mar. 2018	6.5	4 – 5 yr.	678	16.36

(1)	Remaining lease term in years as of September 30, 2011.
(2)	Annualized rental income as of September 30, 2011 for the tenant on a straight-line basis.

Recent Acquisitions

Texarkana Surgery Center

On June 21, 2011, the Company closed the acquisition of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Surgery Center”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Westminster Texarkana, L.P., an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Texarkana Surgery Center, L.P. (“Texarkana Surgery”), which is an operating joint venture between Symbion, Inc. (“Symbion”) and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively.

The Texarkana Surgery Center contains 18,268 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The Texarkana Surgery Center was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

Major Tenants/Lease Expiration

The property is 100% leased to Texarkana Surgery. The lease has a twenty-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years.

The lease is double net whereby we are responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $431,000.

DaVita Dialysis Centers

Marked Tree, Arkansas

On June 30, 2011, an affiliate of the Company’s sponsor closed the acquisition of a freestanding fee simple DaVita Dialysis Center located in Marked Tree, Arkansas. The right to acquire this property was subsequently assigned to an indirect wholly owned subsidiary of the Company’s operating partnership. The seller of the property was Palestra Arkansas, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Renal Treatment Centers — Southeast, LP (“Renal Treatment Center”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Renal Treatment Center’s obligations under the lease. The property consists of approximately 4,600 rentable square feet and is located approximately 40 miles northwest of Memphis, Tennessee.

Major Tenants/Lease Expiration

The property is 100% leased to Renal Treatment Center. The tenant took possession of the property upon its completion in October 2009. The triple net lease has a 12-year term and expires in October 2021. At the closing of the acquisition, 10.3 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary lease term. The lease provides two renewal options of five years each at market rates. The lease is triple net whereby Renal Treatment Center is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $128,000.

As of December 31, 2010, DaVita Inc. operated or provided administrative services to over 1,600 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 125,000 patients. DaVita Inc. also provides acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc. DaVita Inc. currently files its financial statements in reports filed with the Securities and Exchange Commission.

Rockford, Illinois

On July 25, 2011, the Company closed the acquisition of a ground leasehold interest in a freestanding DaVita Dialysis Center located in Rockford, Illinois. The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Rockford 1302 East State Street, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Total Renal Care, Inc. (“Total Renal Care”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Total Renal Care’s obligations under the tenant lease. The property consists of approximately 7,000 rentable square feet and is located on land adjacent to and owned by SwedishAmerican Hospital, a 312-bed general medical and surgical hospital.

Major Tenants/Lease Expiration

The property is 100% leased to Total Renal Care. The tenant took possession of the property upon its completion in April 2009.The tenant lease has a 12-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the tenant lease. The tenant lease contains 2.0% fixed annual rental escalations during the primary lease term. The tenant lease provides three renewal options of five years each at market rates. The tenant lease is double net whereby Total Renal Care is required to pay substantially all operating expenses, excluding the underlying ground lease rent and any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial tenant lease term will be approximately $196,000.

The ground lease, which commenced in April 2009, has an initial term of 75 years that expires in April 2084. The ground lease contains contractual rental escalations every ten years, which escalations are based on the lesser of a 2.5% compounded annual increase and the Consumer Price Index, All Urban Consumers or its successor. The ground lease contains no renewal options. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $24,000.

In connection with improvements to the property made in 2008, the seller entered into a redevelopment agreement with the City of Rockford which provides, through the Jackson School Tax Increment Financing (“TIF”) District, annual payments to the seller in respect of a non-interest bearing note of the difference between the frozen year equalized assessed value (“EAV”) and the current year EAV multiplied by the current year tax rate. Payments continue each year until the Jackson School TIF District has paid a total of $218,000 to the holder of the leasehold interest. The seller’s interest in the redevelopment agreement will be assigned to the Company in connection with the purchase and sale agreement. The note matures in January 2030. While the note is estimated to be fully paid by August 2020, annual TIF payments will vary depending on the EAV calculation for such year.

Carson Tahoe Specialty Medical Plaza

On September 19, 2011, the Company closed the acquisition of one fee simple multi-specialty medical campus located in Carson City, Nevada (the “Carson Tahoe Specialty Medical Plaza”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was CCNV Venture, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The Carson Tahoe Specialty Medical Plaza is the first property acquired from the portfolio of 11 healthcare facilities related to the purchase and sale agreement dated July 14, 2011 (the “Eleven Property Portfolio”).

The Carson Tahoe Specialty Medical Plaza contains approximately 154,622 rentable square feet and consists of one three-story, 136,778 rentable square foot multi-specialty building, one single-story, 14,603 rentable square foot inpatient psychiatric hospital building, and one single-story, 3,241 rentable square foot conference building. The Carson Tahoe Specialty Medical Plaza houses a variety of outpatient and specialty services offered primarily by Carson Tahoe Regional Healthcare, the leading hospital system in Carson City. The campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services. The multi-specialty building was constructed in 1968 and has been in continuous use since the facility was initially used by Carson Tahoe Regional Healthcare as its main hospital campus. The psychiatric hospital was constructed in 1990 and has been used since by Carson Tahoe Regional Healthcare’s behavioral health services program. The property was last renovated in 2008.

Major Tenants/Lease Expiration

Three tenants currently occupy 100% of the rentable square footage of the Carson Tahoe Specialty Medical Plaza, of which two tenants each occupy more than 10% of the rentable square footage of the campus. Carson Tahoe Regional Healthcare, a Nevada non-profit corporation that serves as the leading healthcare provider in the region, occupies an aggregate of approximately 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary, ContinueCare Hospital of Carson Tahoe, occupies approximately 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A third tenant, a regional ophthalmology surgery center, occupies the remaining 6.6% of the property’s rentable square footage.

The leases to Carson Tahoe Regional Healthcare are net whereby we are responsible for maintaining the roof and structure of the building and Carson Tahoe Regional Healthcare is required to pay their pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease terms is approximately $1.7 million or approximately $16.35 per rentable square foot. The leases expire in March 2018. The leases contain 2.5% fixed annual rental escalations during the primary lease terms and provide four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. Carson Tahoe Regional Healthcare occupies an aggregate of approximately 103,000 rentable square feet.

The lease to ContinueCare Hospital of Carson Tahoe is net whereby we are responsible for maintaining the roof and structure of the building and ContinueCare Hospital of Carson Tahoe is required to pay their pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $678,000 or approximately $16.36 per rentable square foot. The lease expires in March 2018. The lease contains 2.5% fixed annual rental escalations during the primary lease term and provides four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. ContinueCare Hospital of Carson Tahoe occupies approximately 41,400 rentable square feet.

Durango Medical Plaza

On September 19, 2011, the Company closed the acquisition of one fee simple medical office building located in Las Vegas, Nevada (the “Durango Medical Plaza”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Durango Medical

Plaza, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The Durango Medical Plaza is the second property acquired from the Eleven Property Portfolio.

The Durango Medical Plaza contains approximately 73,094 rentable square feet and consists of one three-story ambulatory surgery center, medical office space and a compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The Durango Medical Plaza is located in southwest Las Vegas and is in close proximity to three general acute-care hospitals.

Major Tenants/Lease Expiration

Twelve tenants currently occupy approximately 74.9% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. San Martin Surgery Center, LLC (d/b/a Durango Outpatient Surgery Center), an ambulatory surgery center, occupies approximately 19.7% of the total rentable square footage of the property and Anson & Higgins Plastic Surgery Assoc., LP, a plastic surgery practice, occupies approximately 12.5% of the total rentable area of the property. Ten other tenants occupy an aggregate of approximately 42.7% of the property. Approximately 25.1% of the property is currently vacant.

The lease to the Durango Outpatient Surgery Center is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $866,000 or approximately $60.14 per rentable square foot. The lease expires in May 2023. The lease contains 1.5% fixed annual rental escalations during the primary lease term and has two renewal options of five years each at market rates. The Durango Outpatient Surgery Center occupies approximately 14,400 rentable square feet.

The lease to Anson & Higgins Plastic Surgery Assoc., LP is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $395,000 or approximately $43.18 per rentable square foot. The lease expires in April 2018. The lease contains 2.9% fixed annual rental escalations during the primary lease term and has two renewal options of five years each at market rates. Anson & Higgins Plastic Surgery Assoc., LP occupies approximately 9,100 rentable square feet.

CareMeridian Rehabilitation Facility — Phoenix

On September 19, 2011, the Company closed the acquisition of one fee simple inpatient rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona (the “CareMeridian Rehabilitation Facility — Phoenix”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was ARC Med Partners, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The CareMeridian Rehabilitation Facility — Phoenix is the third property acquired from the Eleven Property Portfolio.

The CareMeridian Rehabilitation Facility — Phoenix contains approximately 13,500 rentable square feet and consists of a single story, inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property, which is located in central Phoenix near the Arcadia district, was designed to provide patients the highest level of medical services within a comfortable residential setting. The property was completely renovated in 2009 to accommodate a skilled nursing licensure, including a new roof, structural, life safety and medical operations and other patient and support services upgrades. The facility was licensed in 2009 as a 31-bed skilled nursing facility.

Major Tenants/Lease Expiration

The property is 100% leased to National Mentor Healthcare, LLC (d/b/a CareMeridian), a subsidiary of National Mentor Holdings, LLC, a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The CareMeridian network specializes in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury, or medically complex injuries, such as neuromuscular or congenital anomalies in its 24 locations throughout Arizona, California and Nevada. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009.

The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced in June 2009, and expires in June 2024. The annualized straight-line rent for the initial lease term is approximately $847,000 or approximately $62.74 per rentable square foot. The lease contains 2.7% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration.

Financial Obligations

GECC Mortgage Loan

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into a $150.0 million multi-tranche mortgage loan agreement with General Electric Capital Corporation to provide funding for the Eleven Property Portfolio (the “GECC Mortgage Loan”). The GECC Mortgage Loan will be funded in four tranches contemporaneously with the acquisition of each property in the Eleven Property Portfolio. The GECC Mortgage loan has a four-year term and all tranches will be coterminous, regardless of funding date. The GECC Mortgage Loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in September 2015. Each tranche of the GECC Mortgage Loan will accrue interest at a rate set on its respective closing date. The mortgages for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral. The GECC Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, with the payment of an exit fee equal to: (i) if the aggregate mortgage loan balance is less than $90 million by the eighth month following the closing of the initial tranche of the mortgage loan, then 1% of the aggregate unfunded loan commitment less any amount funded to such exit date; and (ii) if the Company acquires the properties relating to the third and fourth tranches of the mortgage loan without financing under the mortgage loan, then 1% of the unfunded loan commitments to such exit date.

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in connection with the initial tranche of the GECC Mortgage Loan in an amount equal to (i) $21.8 million in respect of the Carson Tahoe Specialty Medical Plaza, (ii) $17.2 million in respect of the Durango Medical Plaza and (iii) $6.9 million in respect of the CareMeridian Rehabilitation Facility — Phoenix. Each mortgage loan bears an interest rate of 5.01% and matures on September 2015. Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

Bridge Loan

On September 19, 2011, we entered into an unsecured $2.5 million bridge loan with an unaffiliated third party investor. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in September 2014. The bridge loan has two one-year extension options. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty; provided, however, that prior to the first anniversary, we will be required to pay a prepayment fee equal to 1% of any amount prepaid. Notwithstanding the foregoing, after the initial maturity date, the lender has a right to require the repayment in full of any outstanding principal and interest under the bridge loan upon 60 days’ notice thereof.

Potential Property Investments

University of Wisconsin Medical Center

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin, which is adjacent to Madison. UWMF is a subsidiary of University of Wisconsin Medical System.

The builder and seller of the property is Yahara Creek, LLC. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The building is currently under construction with an anticipated completion date in September 2011. The building will contain 31,374 rentable square feet. The building is being constructed to meet US Green Building Council LEED Silver certification standards. The property will serve as clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients. Another hospital is developing a similar clinical outpatient facility adjacent to the site of the property that may provide competitive services.

Major Tenants/Lease Expiration

The property will be 100% leased to UWMF. The lease will have a ten-year term with fixed annual rental escalations of 2.0%. We anticipate that occupancy of the property will occur in October 2011. The lease will be double net whereby we, as landlord, are responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease will not contain a renewal option. The annualized straight-line rent for the initial lease term will be approximately $675,000.

Reliant Rehabilitation Hospital

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple fee simple rehabilitation hospital located in Bedford, Texas. The tenant of the property is Reliant Healthcare Partners, LLC (“Reliant Healthcare Partners”). The seller is Bedford Hospital Partners, L.P. Reliant Healthcare Partners is an operating joint venture between Nautic Partners, LLC (“Nautic”) and a physician group. Nautic and the physician group own 74% and 26% of Reliant Healthcare Partners, respectively. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The property contains 65,141 rentable square feet and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Harris Methodist HEB Hospital, five miles from North Hills Hospital, and seven miles from Baylor Regional Medical Center at Grapevine, which hospital and medical center provide competitive services.

Major Tenants/Lease Expiration

The property is 100% leased to Reliant Healthcare Partners. The lease has a 20-year term, commenced upon completion of the construction of the hospital and expires on October 23, 2030. We estimate that we will close on the acquisition in September 2011, at which time 19.1 years will remain on the lease. The lease, which commenced upon completion of the building in 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.7 million increasing on October 24, 2011.

Tomball, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple ambulatory surgery center and medical office building in Tomball, Texas.

The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 22,000 rentable square feet and consists of an ambulatory surgery center, imaging center and medical office space. The property is located in the northwestern suburbs of Houston and is in close proximity to a short-term acute care facility. The property is not affiliated with any hospital.

Major Tenants/Lease Expiration

Three tenants occupy 100% of the rentable square footage of the property. An ambulatory surgery center occupies approximately 56.3% of the rentable square feet of the property, a radiological imaging center occupies approximately 28.3% of the rentable square feet of the property, and an urgent care center occupies the remaining 15.4% of the rentable square feet of the property.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $590,000 and expires in December 2020. The lease has two five-year renewal options at market rates and fixed rental increases of 6% every three years. This tenant occupies approximately 12,600 rentable square feet. The ambulatory surgery center provides a full range of laparoscopic and “open” procedures and services to the Tomball and north Houston area. The ambulatory surgery center has approximately 20 physicians who provide general surgery, gastroenterology, obstetrics/gynecology, otolaryngology, orthopedics, pain management and urology services. The ambulatory surgery center is a joint venture between a national healthcare development and management company and 18-physician investor group. Founded in 1999, the national healthcare development and management company specializing in ambulatory surgery centers and short-stay hospitals. The national healthcare development and management company serves local communities by partnering with local physician groups and other healthcare providers.

The lease to the radiological imaging center requires annualized straight-line rental income of approximately $122,000 and expires in February 2016. The lease has one six-year renewal option at 103% of the rental rate for the previous term and increasing 3% each year of the renewal term and with fixed annual rental increases of 2%. This tenant occupies approximately 6,300 rentable square feet.

The lease to the urgent care center requires annualized straight-line rental income of approximately $63,000 and expires in December 2011. The lease has two six-year renewal options at market rates with fixed annual rental increases of 2%. This tenant occupies approximately 3,400 rentable square feet.

Dallas, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in Dallas, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 65,000 rentable square feet and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Medical City Dallas Hospital and approximately one mile from Presbyterian Hospital in Dallas.

Major Tenants/Lease Expiration

The property is 100% leased to an operating joint venture between a private equity firm with over $2.5 billion of capital under management a local physician group. The private equity firm and the physician group own 74% and 26% of the operating joint venture, respectively. The lease has a 25-year term, which commenced upon completion of the construction of the hospital in 2011, expires in August 2035. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $3.6 million increasing in September 2011.

The operating joint venture is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

San Antonio, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple inpatient rehabilitation hospital located in San Antonio, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 41,000 rentable square feet and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital. The property was developed in 2010 as a build-to-suit development for a physician-owned operator of rehabilitation hospitals. The rehabilitation hospital is located in the medical corridor commonly known as Stone Oak, is the only non-affiliated rehabilitation provider in the market, and benefits from the referral patterns of all San Antonio’s short-term and long-term acute inpatient beds in various hospitals, which include two acute-care hospitals located within close proximity.

Major Tenants/Lease Expiration

The property is 100% leased to a physician-owned inpatient rehabilitation facility operator. The lease has a 15-year term, commenced upon completion of the construction of the facility in January 2010 and expires in January 2025. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of five-years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $1.3 million increasing in September 2011.

The tenant is a physician-owned in-patient rehabilitation facility operator which was formed in 2006 and currently has more than 50 physician investors. The tenant currently has three inpatient rehabilitation hospitals in Texas, with one hospital in pre-development in Arizona.

Rome, Georgia

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one ground leasehold interest in a free-standing specialty hospital and medical office building in

Rome, Georgia. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 53,000 rentable square feet located on the campus of and directly connected to a 304-bed medical center, which is the primary metropolitan area in northwest Georgia, approximately one hour outside Atlanta. The property was developed as a long-term acute care hospital with the accompanying medical office building space usage in 2011 to add additional complementary services to the medical center’s existing patient base.

Major Tenants/Lease Expiration

The property is 100% leased to two tenants. The specialty hospital occupies approximately 86.2% of the total rentable area of the property and an affiliate of the medical center occupies the remaining 13.8% of the total rentable area of the property.

The tenant lease to the specialty hospital requires annualized straight-line rental income of approximately $1.9 million and expires in January 2029. The tenant lease has four, five-year renewal options that are subject to the same terms and conditions of the lease including the fixed annual rent escalations of 3%. The tenant occupies approximately 45,600 square feet. The specialty hospital is a joint-venture between an affiliate of the medical center and a private company focused on providing rehabilitation services through its network of over 16,000 dedicated therapists. The private company is one of the largest diversified providers of post-acute care services in the United States, with operations in 46 states and more than $6 billion in annual revenue. The company operates approximately 118 long-term acute care hospitals with approximately 8,492 beds and approximately 226 nursing and rehabilitation centers.

The tenant lease to the affiliate of the medical center requires annualized straight-line rental income of approximately $212,000 and expires in January 2031. The lease has two extension terms, the first for ten years and the second for an additional nine years. Both renewal options are subject to the same terms and conditions of the lease including the fixed annual rent escalations of 3%. The medical center affiliate occupies approximately 7,300 rentable square feet.

The ground lease, which commenced in February 2009, expires in March 2049. The ground lease contains fixed contractual rental escalations of 10% every five years during the primary term and two renewal options to extend the ground lease expiration through March 2089. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $39,000.

McKinney, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a fee simple interest in a hospital and medical office buildings in McKinney, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 113,000 rentable square feet and is currently 87% occupied. The property is comprised of a hospital and a medical office building. The hospital is a full-service surgical hospital in a wide range of diagnostic, treatment and surgical services in its approximately 58,000 rentable square foot facility and benefits from a fully integrated approximately 56,000 rentable square foot medical office building, all of which is situated on a campus of approximately four acres. The hospital and surgery center serve residents in the greater Collin County area, which encompasses the areas of McKinney, Frisco, Plano and Allen, Texas, which, as a result of high population growth in the past decade, require additional healthcare facilities and services.

Major Tenants/Lease Expiration

The property currently has 13 tenants occupying approximately 86% of the rentable square footage of the medical campus, of which one tenant occupies more than 10% of the rentable square footage of the campus. The hospital occupies 58.4% of the total rentable area of the property, 10 other tenants occupy an aggregate of approximately 27.9% of the property and approximately 13.6% of the property is currently vacant.

The lease to the hospital, which commenced in September 2009 upon completion of construction, requires annualized straight-line rental income of approximately $3.3 million and expires on three different dates. 57,000 square feet of the leased space expires on September 2029 with two ten-year options to renew at market rates. 6,000 square feet of the leased space expires on December 2019 with no renewal options. 3,000 square feet of the leased space expires September 2015 with no renewal options. The hospital occupies approximately 66,000 square feet.

The hospital is operated by a national operator of surgery centers and hospitals and is owned in a partnership with a local physicians group. The hospital is a full-service surgical hospital that offers a wide range of diagnostic, treatment and surgical services. Specialties services of the hospital include: women’s services, otolaryngology (ENT), colo-rectal, gastrointestinal, orthopedics/spine, pain management, general surgery, podiatry, urology, oral surgery, bariatric surgery, plastic and reconstructive surgery. Approximately 50 surgeons practice at the hospital.

Santa Ana, California

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in Santa Ana, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 8,500 rentable square feet and consists of a congregate living healthcare facility, with 12 private patient rooms, specializing in the rehabilitation and care of patients with catastrophic brain and spine injuries. The property is located in Santa Ana, California, with a surrounding population of nearly 500,000 within a five mile radius, and provides patients high level medical services within a comfortable residential setting.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in January 2010. The lease has a 15-year term, commenced in January 2010 and expires in January 2025. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $360,000 increasing in January 2012.

La Mesa, California

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in La Mesa, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in third quarter 2012. The property will contain approximately 9,000 rentable square feet and will consist of a state-of-the-art sub-acute rehabilitation facility that specializes in caring for patients suffering from catastrophic brain and spine injuries. The facility will feature 15 private patient rooms and provide ancillary services including physical therapy, occupational therapy and speech therapy, whirlpool hydro tub, and dietary services.

Major Tenants/Lease Expiration

The property will be 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The lease has a 15-year term, commenced in July 2010 and expires in August 2026. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration, but in no event less than 95% of the rental rate in-place at the time of the lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $480,000 increasing in the third quarter 2013.

Houston, Texas

On July 14, 2011, the Company, through its sponsor, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in northwest Houston, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the proposed acquisition is not an affiliated transaction. Although we believe that the acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in the third quarter of 2012. The property is expected to contain approximately 65,000 rentable square feet and 60 beds. The property will be a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is located proximate to a large multispecialty physician group and several general acute care facilities.

Major Tenants/Lease Expiration

The property is 100% leased to a limited partnership that is a subsidiary of a Delaware limited liability company that specializes in operating rehabilitation hospitals. The lease has a 15-year year term that will commence upon completion of the construction of the hospital. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.9 million increasing in third quarter 2013.

The tenant is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Capitalization

Recently Acquired Properties

Texarkana Surgery Center

The contract purchase price of the Texarkana Surgery Center was approximately $4.5 million, exclusive of closing costs, at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Texarkana Surgery Center with (a) net proceeds from our ongoing offering of approximately $2.2 million and (b) a $2.25 million mortgage loan received from Guaranty Bond Bank. The mortgage loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

DaVita Dialysis Center — Marked Tree, Arkansas

The contract purchase price of the DaVita Dialysis Center in Marked Tree, Arkansas was approximately $1.4 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

DaVita Dialysis Center — Rockford, Illinois

The contract purchase price of the DaVita Dialysis Center in Rockford, Illinois was approximately $2.1 million, exclusive of closing costs, at a capitalization rate of 9.5% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Carson Tahoe Specialty Medical Plaza

The contract purchase price of the Carson Tahoe Specialty Medical Plaza was approximately $29.0 million, exclusive of closing costs, at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the Carson Tahoe Specialty Medical Plaza with (a) net proceeds from our ongoing offering of approximately $7.2 million and (b) a $21.8 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan (as defined in “— Financial Obligations — GECC Mortgage Loan” below). The mortgage loan in respect of the Carson Tahoe Specialty Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Durango Medical Plaza

The contract purchase price of the Durango Medical Plaza was approximately $22.9 million, exclusive of closing costs, at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the Durango Medical Plaza with (a) net proceeds from our ongoing offering of approximately $5.7 million and (b) a $17.2 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the Durango Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

CareMeridian Rehabilitation Facility — Phoenix

The contract purchase price of the CareMeridian Rehabilitation Facility — Phoenix was approximately $9.0 million, exclusive of closing costs, at a capitalization rate of 9.4% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the CareMeridian Rehabilitation Facility — Phoenix with (a) net proceeds from our ongoing offering of approximately $2.1 million and (b) a $6.9 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the CareMeridian Rehabilitation Facility — Phoenix bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Potential Property Investments

Tomball, Texas Property

The contract purchase price of the Tomball, Texas property is approximately $10.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Dallas, Texas Property

The contract purchase price of the Dallas, Texas property is approximately $33.8 million at a capitalization rate of 10.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

San Antonio, Texas Property

The contract purchase price of the San Antonio, Texas property is approximately $16.5 million at a capitalization rate of 9.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Rome, Georgia Property

The contract purchase price of the Rome, Georgia property is approximately $20.3 million at a capitalization rate of 10.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

McKinney, Texas Property

The contract purchase price of the McKinney, Texas property is approximately $44.6 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Santa Ana, California Property

The contract purchase price of the Santa Ana, California property is approximately $4.5 million at a capitalization rate of 9.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

La Mesa, California Property

The contract purchase price of the La Mesa, California property is approximately $6.0 million at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Houston, Texas Property

The contract purchase price of the Houston, Texas property is approximately $35.5 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that it deems favorable or at all.

Selected Financial Data

(In thousands)	Six months ended June 30, 2011	December 31, 2010 and for the Period from August 23, 2010 (Date of Inception) to December 31, 2010
Balance sheet data:
Total real estate investments, net	$5,944	$—
Cash	519	—
Prepaid expenses and other assets	128	—
Deferred financing costs, net	146	—
Deferred offering costs	—	844
Total assets	6,737	844
Mortgage note payable	2,250	—
Accounts payable and accrued expenses	2,091	645
Total stockholders’ equity	2,396	199
Other data:
Net loss	(313)	(1)
Cash used in operations activities	(273)	—
Cash used in investing activities	(3,694)	—
Cash provided by financing activities	4,486	1

PROSPECTUS UPDATES

Investor Suitability Standards

The following disclosure replaces the paragraph entitled “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” in the section entitled “Investor Suitability Standards” on page i of the Prospectus.

“Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington

Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.”

The following disclosure replaces in its entirety the final paragraph under the section entitled “Investor Suitability Standards” on page iii of the Prospectus.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama, Arkansas or Tennessee, the requisite criteria may be met using the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Prospectus Summary

The following disclosure replaces in its entirety the answer to the question under the section entitled “Prospectus Summary — How do I subscribe for shares?” on page 18 of the Prospectus.

“If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas or Tennessee, you may complete and sign the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

Board of Directors

The following language replaces in its entirety the first paragraph on page 63 under the heading entitled “Management — General”.

“Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

The following language replaces in its entirety the first paragraph on page 167 under the heading entitled “Summary of our Organizational Documents — Board of Directors”.

“Under our organizational documents, upon commencement of this offering, we must have at least three but not more than ten directors. Our charter currently fixes the number of directors at five. A majority of these directors must be “independent” (as defined below) except for a period of up to 60 days after the death, resignation or removal of an independent director. A director may resign at any time and may be removed with or without cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders. Our charter and bylaws require our committees to be comprised entirely of independent directors.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

Management

The following disclosure replaces in its entirety the second sentence of the answer to the question “What is the experience of your principal executive officers?” found on page 2 of the Prospectus under the heading “Prospectus Summary”.

“Mr. Schorsch has been active in the structuring and financial management of commercial real estate investments for over 20 years and Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years.”

The following disclosure replaces the third paragraph on page 63 of the Prospectus under the section entitled “Management”.

“Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings. The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.”

The following disclosure replaces in its entirety the table under the section entitled “Management — Executive Officers and Directors” on page 64 of the Prospectus.

“Name	Age	Position(s)
Nicholas S. Schorsch	50	Chairman of the Board of Directors and Chief Executive Officer
William M. Kahane	63	President, Chief Operating Officer and Director
W. Todd Jensen	46	Executive Vice President and Chief Investment Officer
Peter M. Budko	51	Executive Vice President
Brian S. Block	39	Executive Vice President and Chief Financial Officer
Edward M. Weil, Jr.	44	Executive Vice President and Secretary
Leslie D. Michelson	59	Independent Director
Edward G. Rendell	67	Independent Director
Walter P. Lomax, Jr.	79	Independent Director”

The following disclosure replaces in its entirety the second sentence of the biography for William M. Kahane found on page 65 of the Prospectus under the heading “Management — Executive Officers and Directors”.

“He has been active in the structuring and financial management of commercial real estate investments for over 35 years.”

The following language is added as the third full sentence in the biography of William M. Kahane on page 66 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“Mr. Kahane also has served as a member of the investment committee at Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.”

The following disclosure replaces the biography of W. Todd Jensen on page 66 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“W. Todd Jensen has served as executive vice president and chief investment officer of our company since February 2011. He also has been executive vice president and chief investment officer of our advisor and our property manager since February 2011. Mr. Jensen has almost 20 years of experience in the financing and development of commercial real estate, with more than 15 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. The DASCO Companies develop, finance, lease and manage medical office buildings and outpatient facilities. During that time, Mr. Jensen established relationships with hospitals and health systems representing more than $300 million in potential development. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group, which he lead to become the 8th largest healthcare developer in the United States, according to Modern Healthcare Magazine, with more than $150 million in annual development volume. From 1995 to 2003, Mr. Jensen was a partner and regional vice president of Hammes Company, where he established the Mid-Atlantic and Northeast regional offices and sourced more than $315 million in development and project management work for the firm. From 1992 to 1995, Mr. Jensen worked as assistant vice president for Citicorp Securities in its Real Estate Capital Markets group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.”

The following language replaces the last sentence of the biography of Edward M. Weil, Jr. on page 67 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“Mr. Weil holds FINRA Series 7, 24, and 63 licenses.”

The following language replaces in its entirety the second sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Mr. Michelson also serves as an independent director of ARCT since January 2008, NYRR since October 2009 and BDCA since January 2011.”

The following language replaces in its entirety the last sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“We believe that Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT, NYRR and BDCA and his legal education make him well qualified to serve as a member of our board of directors.”

The following disclosure is added as the second sentence in the biography of Edward G. Rendell on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Gov. Rendell also serves as an independent director of ARCP since July 2011, ARC RCA since July 2010 and BDCA since January 2011.”

The following disclosure is added as the second sentence in the biography of Dr. Walter Lomax, MD on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Dr. Lomax also serves as an independent director of ARCP since July 2011.”

The following disclosure is added as the first and second full paragraphs on page 69 of the Prospectus.

“Other Key Employees

Steven Leathers has served as Vice President, Acquisitions of our company since February 2011. Mr. Leathers previously served as a senior member of the real estate investment management platform for Grubb & Ellis Realty Investors specializing in healthcare, where he was directly responsible for sourcing acquisitions and portfolio asset management.

John Wilkins has served as Chief Marketing Officer and Product Manager of our company since October 2010. Mr. Wilkins provides the key interface between our senior management and the broker- dealer community. Mr. Wilkins began his career in the real estate industry and over the last 25 years has worked primarily in property development, asset management, consulting and distributing real estate investment products.”

Management Compensation

The following disclosure is added as the fourth sentence in the paragraph on page 9 immediately following the caption “Prospectus Summary — What are the fees that you will pay to the advisor, the advisor’s affiliates, the dealer manager and your directors?

“In the discretion of our board of directors, the asset management fee may be paid in cash, common stock or restricted stock grants, or any combination thereof.”

The following disclosure replaces the section of the management compensation table entitled “Compensation and Restricted Stock Awards to Independent Directors” on (i) page 15 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Compensation and Restricted Stock Awards to Independent Directors” and (ii) page 86 of the Prospectus under the section entitled “Management Compensation”.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $107,000 and (ii) 9,000 restricted shares of common stock.”

The following disclosure replaces the section of the management compensation table entitled “Subordinated Distribution upon Termination of the Advisory Agreement” on (i) page 17 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Subordinated Distribution upon Termination of the Advisory Agreement” and (ii) page 88 of the Prospectus under the section entitled “Management Compensation — Subordinated Distribution upon Termination of the Advisory Agreement.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, our advisor or its assignees will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, our advisor or its assignees may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.”

The following disclosure replaces the section of the management compensation table entitled “Asset Management Fees” on (i) page 12 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” and (ii) page 83 of the Prospectus under the section entitled “Management Compensation.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Asset Management Fees	We will pay our advisor or its assignees a fee equal to 0.75% per annum of average invested assets. For purposes of this prospectus, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments permitted under our charter secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period; provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of average invested assets. This fee will be payable on the first business day of each month in the amount of 0.0625% of “average invested assets” for the preceding monthly period and shall be payable, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. The amount of the asset management fee will be reduced to the extent that funds from operations (“FFO”) as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such asset management fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments). FFO, as adjusted, is not the same as FFO.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

The following sentence is added to as a new first sentence to the last paragraph under the section entitled “Management — The Advisor — The Advisory Agreement” on page 76 of the Prospectus.

“We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf; provided, however, that our advisor has agreed that (i) it will not be entitled to acquisition fees or reimbursement of acquisition expenses if there are insufficient offering proceeds or capital proceeds to pay such expenses and (ii) such expenses not paid to our advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them.”

The following disclosure replaces footnote (2) under the heading “Management Compensation” on page 88 of the Prospectus.

“(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for other organization and offering expenses for due diligence fees included in a detailed and itemized invoice. In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (3) under the heading “Management Compensation” on page 88 of the Prospectus.

“(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (5) under the heading “Management Compensation” on page 89 of the Prospectus.

“(5)	Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management fees will be a profit to the advisor. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See footnote 3 above.”

The following language replaces in its entirety the second sentence under footnote (9) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing.”

The following language replaces in its entirety the first sentence under footnote (11) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.”

Risk Factors

The following disclosure is added immediately after “Risk Factors — Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.” on page 41 of the Prospectus.

“A reduction in Medicare payment rates for skilled nursing facilities may have an adverse effect on the Medicare reimbursements received by certain of our tenants, which could adversely affect us.

On July 29, 2011, the Centers for Medicare and Medicaid Services, or CMS, announced a final rule reducing Medicare skilled nursing facility payments by 11.1%, or $3.87 billion, in fiscal year 2012. In addition to this reduction, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We currently do not own any skilled nursing facility assets. We have, however, entered into a purchase and sale agreement to acquire a rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona that is licensed as a skilled nursing facility. The operator of this facility estimates that approximately 5% of patient revenue is from Medicaid or Medicare. The percentage of patient revenue received from Medicaid or Medicare for this facility may increase in the future and we may acquire other skilled nursing facility assets that rely on revenue from Medicaid or Medicare. This reduction in Medicare payments and aspects of certain of these government initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, and additional operational requirements, could adversely affect us.”

Conflicts of Interest

The following disclosure is added as the second full paragraph on page 95 of the Prospectus under the section entitled “Conflicts of Interest.”

“Affiliated Transactions Best Practices Policy

On March 17, 2011, all of the members of the board of directors voted affirmatively to approve our affiliated transactions best practices policy, which provides that we may not enter into any co-investments or any other business transaction with, or make loans or provide other funding to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering. We may, however, enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. We must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the board of directors after due and documented deliberation, including deliberation of any conflicts of interest. The board of directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.”

Certain Relationships and Related Transactions

The following disclosure replaces the first paragraph under the heading “Management — Certain Relationships and Related Transactions — Advisory Agreement” on page 78 of the Prospectus.

“We entered into an advisory agreement with American Realty Capital Healthcare Advisors, LLC, our advisor, on February 18, 2011, which was amended on June 23, 2011, whereby our advisor will manage our day-to-day operations. We will pay our advisor a fee equal to 0.75% per annum of the average invested assets); provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the average invested assets. The asset management fee is payable on the first business day of each month, based on assets held by us during the preceding monthly period, adjusted for appropriate closing dates for individual property acquisitions. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See the section entitled “Management Compensation” for a description of such fees and expense reimbursements.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces in its entirety the disclosure beginning on page 115 of the Prospectus under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

“The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital Healthcare Trust, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital Healthcare Trust, Inc., a Maryland corporation, and, as required by context, to American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “OP”), a Delaware limited partnership and its subsidiaries. American Realty Capital Healthcare Trust, Inc. is externally managed by American Realty Capital Healthcare Advisors, LLC (the “Advisor”), a Delaware limited liability company.

Overview

We were incorporated on August 23, 2010, as a Maryland corporation that intends to qualify as a REIT for U.S. federal income tax purposes for the taxable year ending December 31, 2011. On February 18, 2011, we commenced our initial public offering of common stock (the “IPO”) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-169075) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to the DRIP under which our common stock holders may elect to have their distributions reinvested in additional shares of our common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. As of June 30, 2011, we had 594,828 shares of common stock outstanding, including unvested restricted shares for total gross proceeds of approximately $5.7 million. As of June 30, 2011, the aggregate value of all common stock issuances and subscriptions outstanding was approximately $5.9 million based on a per share value of $10.00.

We were formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by us alone or jointly with another party. We may also originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of approximately $5.9 million, comprising 22,864 square feet which were 100% occupied.

Substantially all of our business will be conducted through the OP. We will be the sole general partner and holder of 99.00% of the units of the OP. Additionally, the Advisor expects to contribute $2,000 to the OP in exchange for 1.0% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of our common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have retained the Advisor pursuant to an Advisory Agreement (the “Advisory Agreement”) to manage our affairs on a day-to-day basis. We have retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by American Realty Capital Healthcare Special Limited Partnership, LLC, pursuant to the Property Management and Leasing Agreement (the “Property Management and Leasing Agreement”), to serve as our property manager. The Dealer Manager, an affiliate of the Sponsor serves as the dealer manager of our IPO pursuant to the Dealer Manager Agreement (the “Dealer Manager Agreement”). The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of our assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Organization, Offering, and Related Costs

Organization, offering and related costs include all expenses incurred in connection with our IPO. Organization and offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, we are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of the offering.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;
•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;
•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and
•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangibles assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from 2 to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although we do not expect future revisions to have a significant impact on our financial position or results of operations.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) amended guidance to require a number of additional disclosures regarding fair value measurements. Specifically, the guidance revises two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. Also, it requires the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than on a net basis. The amendments clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. The adoption of the guidance related to Levels 1 and 2 were effective January 1, 2010, and did not have a material impact on our financial position or results of operations. The adoption of the guidance related to Level 3 was effective January 1, 2011, and did not have a material impact on our financial position or results of operations.

In December 2010, the FASB updated its guidance related to goodwill which affected all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The guidance modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This guidance was effective on January 1, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2010, the FASB updated the guidance related to business combinations to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendment specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendment affects any public entity, as defined, that enters into business combinations that are material on an individual or aggregate basis. This guidance was effective for acquisitions occurring on or after January 1, 2011. The adoption of this guidance did not have a material impact upon our financial position or results of operations.

In May 2011, the FASB issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations but will change the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

Results of Operations

We were incorporated on August 23, 2010. We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of approximately $5.9 million, comprising 22,864 square feet which were 100% occupied. The annualized rental income per square foot of the properties at June 30, 2011 was $24.45 with a weighted average remaining lease term of approximately 10 years. Pursuant to the lease agreements, the tenants are directly responsible for all operating costs of the respective properties.

As of June 30, 2011, we had one mortgage note payable secured by our Texarkana property which bears interest at a rate of 5.50% and matures in June 2016. Principal payments are based on a five-year amortization schedule, with the balance due on maturity.

General and administrative expenses for the three and six months ended June 30, 2011 of $0.1 million and $0.2 million, respectively, primarily included board member compensation, insurance expense, audit costs and professional fees.

Cash Flows for the Six Months Ended June 30, 2011

During the six months ended June 30, 2011, net cash used in operating activities of $0.3 million was primarily due to a net loss of $0.3 million.

The net cash used in investing activities during the six months ended June 30, 2011 of approximately $3.7 related to the acquisition of two properties in June 2011 with an aggregate purchase price of $5.9 million. One of the properties was financed at acquisition date with a $2.3 million mortgage note payable.

Net cash provided by financing activities during the six months ended June 30, 2011 totaled approximately $4.5 million. This cash inflow consisted primarily of approximately $5.4 million from the issuance of common stock and $0.4 million of proceeds from affiliates. These cash inflows were partially offset by $1.2 million and $0.1 million in payments related to offering costs and financing costs, respectively.

Liquidity and Capital Resources

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to its initial investors who were simultaneously admitted as stockholders. We purchased our first property and commenced our real estate operations in June 2011. As of June 30, 2011, we owned two properties with an aggregate purchase price of approximately $5.9 million.

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our stockholders and for the payment of principal and interest on our outstanding indebtedness. Generally, capital needs for property acquisitions will be met through net proceeds received from the sale of common stock through our ongoing offering. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire. Expenditures other than property acquisitions are expected to be met from a combination of the proceeds from the sale of common stock and cash flows from operations.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future and proceeds from the sale of common stock. Management expects that in the future, as our portfolio matures, our properties will generate sufficient cash flow to cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. As of June 30, 2011, we had approximately 594,828 shares of common stock outstanding, including restricted stock for gross proceeds of approximately $5.7 million.

Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a redemption, we may, subject to certain conditions, redeem the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. As of June 30, 2011, we had no shares eligible for repurchase as the one year holding requirement has not been met.

As of June 30, 2011, we had cash and cash equivalents of $0.5 million. We expect cash flows from operations and the sale of common stock to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distributions

In May 2011, the board of directors authorized and we declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.001808219178 per day. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The first distribution was paid on August 1, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 (30 days after the date of our first property acquisition) through July 31, 2011. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code (the “Code”). Operating cash flows are expected to increase as additional properties are acquired in our investment portfolio.

Dilution

In connection with our ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. It also excludes intangible assets. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our IPO, including commissions, dealer manager fees and other offering costs. As of June 30, 2011, our net tangible book value per share was not meaningful, due to the upfront nature of incurring offering and related costs associated with our IPO. The offering price of shares under our IPO (ignoring purchase price discounts for certain categories of purchasers) at June 30, 2010 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreements stipulate that we comply with specific reporting covenants. As of June 30, 2011, we were in compliance with the debt covenants under our loan agreements.

Our Advisor may, with approval from our independent board of directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities. As additional equity capital is obtained, these short-term borrowings will be repaid. Our leverage ratio approximated 37.9% (secured mortgage notes payable as a percentage of total real estate investments, at cost) as of June 30, 2011.

Contractual Obligations

The following is a summary of our contractual obligations as of June 30, 2011 (in thousands):

	Total	July 1, 2011 to December 31, 2011	Years Ended December 31,		Thereafter
			2012 – 2013	2014 – 2015
Principal payments on mortgage notes payable	$2,250	$20	$87	$98	$2,045
Interest payments on mortgage notes payable	599	63	245	234	57
	$2,849	$83	$332	$332	$2,102

Election as a REIT

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2011. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2011.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related Party Transactions and Agreements

We have entered into agreements with affiliates of American Realty Capital V, LLC, whereby we pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common stock under our offering, asset and property management services and reimbursement of operating and offering related costs. See Note 8 — Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed elsewhere in this prospectus, we will use the proceeds raised in the offering to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within three to five years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above.

MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. In as much as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below form of table illustrates the items to be deducted in the calculation of FFO and MFFO once such information is available.

NET LOSS TO FFO/MFFO RECONCILIATION

Net Income (Loss)
Depreciation and amortization
FFO
Acquisition fees and expenses(1)
Amortization of above or below market leases and liabilities(2)
Straight-line rent(3)
Accretion of discounts and amortization of premiums on debt investments
Impairments of real estate investments(4)
Mark-to-market adjustments(5)
Non-recurring gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(6)
MFFO

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	Impairment charge may not be directly related or attributable to our operating performance. Management believes that the exclusion thereof provides useful information by showing changes in our core operations rather than changes that are based on anticipated gains or losses. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

(5)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are non-recurring items that may not be reflective of on-going operations and reflects unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(6)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to our operations.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.”

Description of Real Estate Investments

The following disclosure is added as a new section entitled “Description of Real Estate Investments” prior to the section entitled “Selected Financial Data” on page 114 of the Prospectus.

“Description of Real Estate Investments

Texarkana Surgery Center

On June 21, 2011, the Company closed the acquisition of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Surgery Center”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Westminster Texarkana, L.P., an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Texarkana Surgery Center, L.P. (“Texarkana Surgery”), which is an operating joint venture between Symbion, Inc. (“Symbion”) and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively.

The Texarkana Surgery Center contains 18,268 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The Texarkana Surgery Center was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

Capitalization

The contract purchase price of the Texarkana Surgery Center was approximately $4.5 million, exclusive of closing costs, at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Texarkana Surgery Center with (a) net proceeds from our ongoing offering of approximately $2.2 million and (b) a $2.25 million mortgage loan received from Guaranty Bond Bank. The mortgage loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

Major Tenants/Lease Expiration

The property is 100% leased to Texarkana Surgery. The lease has a twenty-year term and expires on April 30, 2021. At the closing of the acquisition, 9.8 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years.

The lease is double net whereby we are responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $431,000 or approximately $23.59 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2010	2009	2008	2007	2006
Occupancy Rate	100.00%	100.00%	98.46%	100.00%	100.00%
Average Effective Annual Rental Per Rentable Square Foot	$24.65	$26.37	$25.85	$25.34	$24.85

Other

We believe the property is suitable and adequate for its uses.

We believe that the Texarkana Surgery Center is adequately insured.

The annual realty taxes payable on the Texarkana Surgery Center for the calendar year 2011 will be approximately $70,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Approximately 50 doctors practice at the Texarkana Surgery Center within various specialties with no procedure type representing more than 20% of the revenues. Primary services include ophthalmology and ear, nose and throat.

Symbion, located in Nashville, Tennessee, is an operator of short-stay surgical facilities. The company was founded in 1999 to acquire, develop and operate short-stay surgical facilities in partnership with physicians, hospitals and health systems. Symbion’s network has grown to include more than 70 short-stay surgical facilities across 27 states.

DaVita Dialysis Centers

Marked Tree, Arkansas

On June 30, 2011, an affiliate of the Company’s sponsor closed the acquisition of a freestanding fee simple DaVita Dialysis Center located in Marked Tree, Arkansas. The right to acquire this property was subsequently assigned to an indirect wholly owned subsidiary of the Company’s operating partnership. The seller of the property was Palestra Arkansas, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Renal Treatment Centers — Southeast, LP (“Renal Treatment Center”), which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Renal Treatment Center’s obligations under the lease. The property consists of approximately 4,600 rentable square feet and is located approximately 40 miles northwest of Memphis, Tennessee.

Capitalization

The contract purchase price of the property was approximately $1.4 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Renal Treatment Center. The tenant took possession of the property upon its completion in October 2009. The triple net lease has a 12-year term and expires in October 2021. At the closing of the acquisition, 10.3 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the primary lease term. The lease provides two renewal options of five years each at market rates. The lease is triple net whereby Renal Treatment Center is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $128,000.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$24.52	$24.44	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in October 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 will be approximately $3,100. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

As of December 31, 2010, DaVita Inc. operated or provided administrative services to over 1,600 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 125,000 patients. DaVita Inc. also provides acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc.

DaVita Inc. currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding DaVita Inc. is taken from such filings:

	Three Months Ended March 31, 2011	For the Fiscal Year Ended
(Amounts in millions)		2010	2009	2008
Consolidated Statements of Operations
Net operating revenues	$1,606	$6,447	$6,109	$5,660
Operating income	236	997	940	869
Net income	95	406	423	374

	As of March 31, 2011	As of the Fiscal Year Ended
		2010	2009	2008
Consolidated Balance Sheets
Total assets	$8,323	$8,114	$7,558	$7,286
Long-term debt	4,218	4,234	3,532	3,622
Shareholders’ equity	2,074	1,978	2,135	1,768

Rockford, Illinois

On July 25, 2011, the Company closed the acquisition of a ground leasehold interest in a freestanding DaVita Dialysis Center located in Rockford, Illinois. The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Rockford 1302 East State Street, LLC, an entity which has no material relationship with the Company and the acquisition was not an affiliated transaction.

The tenant of the property is Total Renal Care, Inc. (“Total Renal Care”), which is a subsidiary of DaVita Inc. DaVita Inc. has guaranteed Total Renal Care’s obligations under the tenant lease. The property consists of approximately 7,000 rentable square feet and is located on land adjacent to and owned by SwedishAmerican Hospital, a 312-bed general medical and surgical hospital.

Capitalization

The contract purchase price of the property was approximately $2.1 million, exclusive of closing costs, at a capitalization rate of 9.5% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We funded the acquisition of the property with net proceeds from our ongoing initial public offering of common stock. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Total Renal Care. The tenant took possession of the property upon its completion in April 2009. The tenant lease has a 12-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the tenant lease. The tenant lease contains 2.0% fixed annual rental escalations during the primary lease term. The tenant lease provides three renewal options of five years each at market rates. The tenant lease is double net whereby Total Renal Care is required to pay substantially all operating expenses, excluding the underlying ground lease rent and any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial tenant lease term will be approximately $196,000.

The ground lease, which commenced in April 2009, has an initial term of 75 years that expires in April 2084. The ground lease contains contractual rental escalations every ten years, which escalations are based on the lesser of a 2.5% compounded annual increase and the Consumer Price Index, All Urban Consumers or its successor. The ground lease contains no renewal options. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $24,000.

In connection with improvements to the property made in 2008, the seller entered into a redevelopment agreement with the City of Rockford which provides, through the Jackson School Tax Increment Financing (“TIF”) District, annual payments to the seller in respect of a non-interest bearing note of the difference between the frozen year equalized assessed value (“EAV”) and the current year EAV multiplied by the current year tax rate. Payments continue each year until the Jackson School TIF District has paid a total of $218,000 to the holder of the leasehold interest. The seller’s interest in the redevelopment agreement will be assigned to the Company in connection with the purchase and sale agreement. The note matures in January 2030. While the note is estimated to be fully paid by August 2020, annual TIF payments will vary depending on the EAV calculation for such year.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$24.83	$24.50	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in April 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 will be approximately $24,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.”

Carson Tahoe Specialty Medical Plaza

On September 19, 2011, we closed the acquisition of one fee simple multi-specialty medical campus located in Carson City, Nevada (the “Carson Tahoe Specialty Medical Plaza”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was CCNV Venture, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The Carson Tahoe Specialty Medical Plaza is the first property acquired from the portfolio of 11 healthcare facilities related to the purchase and sale agreement dated July 14, 2011 (the “Eleven Property Portfolio”).

The Carson Tahoe Specialty Medical Plaza contains approximately 154,622 rentable square feet and consists of one three-story, 136,778 rentable square foot multi-specialty building, one single-story, 14,603 rentable square foot inpatient psychiatric hospital building, and one single-story, 3,241 rentable square foot conference building. The Carson Tahoe Specialty Medical Plaza houses a variety of outpatient and specialty services offered primarily by Carson Tahoe Regional Healthcare, the leading hospital system in Carson City. The campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services. The multi-specialty building was constructed in 1968 and has been in continuous use since the facility was initially used by Carson Tahoe Regional Healthcare as its main hospital campus. The psychiatric hospital was constructed in 1990 and has been used since by Carson Tahoe Regional Healthcare’s behavioral health services program. The property was last renovated in 2008.

Capitalization

The contract purchase price of the Carson Tahoe Specialty Medical Plaza was approximately $29.0 million, exclusive of closing costs, at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the Carson Tahoe Specialty Medical Plaza with (a) net proceeds from our ongoing offering of approximately $7.2 million and (b) a $21.8 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan (as defined in “— Financial Obligations —  GECC Mortgage Loan” below). The mortgage loan in respect of the Carson Tahoe Specialty Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

Three tenants currently occupy 100% of the rentable square footage of the multi-specialty medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. Carson Tahoe Regional Healthcare, a Nevada non-profit corporation that serves as the leading healthcare provider in the region, occupies an aggregate of approximately 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary, ContinueCare Hospital of Carson Tahoe, occupies approximately 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A third tenant, a regional ophthalmology surgery center, occupies the remaining 6.6% of the property’s rentable square footage.

The leases to Carson Tahoe Regional Healthcare are net whereby we are responsible for maintaining the roof and structure of the building and Carson Tahoe Regional Healthcare is required to pay their pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease terms is approximately $1.7 million or approximately $16.35 per rentable square foot. The leases expire in March 2018. The leases contain 2.5% fixed annual rental escalations during the primary lease terms and provide four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. Carson Tahoe Regional Healthcare occupies an aggregate of approximately 103,000 rentable square feet.

Carson Tahoe Regional Healthcare is a non-profit group founded in 1949 with physicians and staff dedicated to cardiovascular diseases, cancer, surgical services, rehabilitation, behavioral and wellness services. The group has received full joint commission accreditation. They have access to approximately 103,000 square feet of imaging, laboratories, rehabilitation centers and behavioral offices and have over 240 board-certified physicians in more than 35 medical specialties.

The lease to ContinueCare Hospital of Carson Tahoe is net whereby we are responsible for maintaining the roof and structure of the building and ContinueCare Hospital of Carson Tahoe is required to pay their pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $678,000 or approximately $16.36 per rentable square foot. The lease expires in March 2018. The lease contains 2.5% fixed annual rental escalations during the primary lease term and provides four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. ContinueCare Hospital of Carson Tahoe occupies approximately 41,400 rentable square feet.

ContinueCare Hospital of Carson Tahoe operates as 29-bed long-term acute care hospital focusing on the treatment of wound care, infectious disease, specialty, speech, nutrition, physical, occupational, social and case management. ContinueCare Hospital of Carson Tahoe is a subsidiary of Carson Tahoe Regional Healthcare.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases (in thousands)	% of Total Annualized Rental Income Represented by Expiring Leases
2011	0	0	0.0%	$0	0.0%
2012	0	0	0.0%	0	0.0%
2013	0	0	0.0%	0	0.0%
2014	0	0	0.0%	0	0.0%
2015	0	0	0.0%	0	0.0%
2016	1	10,165	6.6%	122	4.9%
2017	0	0	0.0%	0	0.0%
2018	5	144,457	93.4%	2,363	95.1%
2019	0	0	0.0%	0	0.0%
2020	0	0	0.0%	0	0.0%

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	97.9%	97.9%	97.9%	100.0%	100.0%
Average effective annual rent per rentable square foot	$14.46	$14.12	$13.88	$12.00	$12.51

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements. However, we are considering approximately $30,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are estimated to be approximately $209,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the leases.

Durango Medical Plaza

On September 19, 2011, we closed the acquisition of one fee simple medical office building located in Las Vegas, Nevada (the “Durango Medical Plaza”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was Durango Medical Plaza, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The Durango Medical Plaza is the second property acquired from the Eleven Property Portfolio.

The Durango Medical Plaza contains approximately 73,094 rentable square feet and consists of one three-story ambulatory surgery center, medical office space and a compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The Durango Medical Plaza is located in southwest Las Vegas and is in close proximity to three general acute-care hospitals.

Capitalization

The contract purchase price of the Durango Medical Plaza was approximately $22.9 million, exclusive of closing costs, at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the Durango Medical Plaza with (a) net proceeds from our ongoing offering of approximately $5.7 million and (b) a $17.2 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the Durango Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

Twelve tenants currently occupy approximately 74.9% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. San Martin Surgery Center, LLC (d/b/a Durango Outpatient Surgery Center), an ambulatory surgery center, occupies approximately 19.7% of the total rentable square footage of the property and Anson & Higgins Plastic Surgery Assoc., LP, a plastic surgery practice, occupies approximately 12.5% of the total rentable area of the property. Ten other tenants occupy an aggregate of approximately 42.7% of the property. Approximately 25.1% of the property is currently vacant.

The lease to the Durango Outpatient Surgery Center is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $866,000 or approximately $60.14 per rentable square foot. The lease expires in May 2023. The lease contains 1.5% fixed annual rental escalations during the primary lease term and has two renewal options of five years each at market rates. The Durango Outpatient Surgery Center occupies approximately 14,400 rentable square feet.

The Durango Outpatient Surgery Center is a four-operating room ambulatory surgery center that focuses on a broad range of outpatient surgical procedures in the specialty areas of ear, nose and throat (ENT), gastroenterology, general surgery, gynecology, orthopedics, pain management and podiatry. The Durango Outpatient Surgery Center is a joint venture among Catholic Healthcare West, a non-profit hospital provider associated with a large regional health system, United Surgical Partners International, a national operator of ambulatory surgery centers, and a group of physician investors. Catholic Healthcare West, United Surgical Partners International and the physician group own 53%, 33% and 14% of the Durango Outpatient Surgery Center, respectively.

The lease to Anson & Higgins Plastic Surgery Assoc., LP is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is approximately $395,000 or approximately $43.18 per rentable square foot. The lease expires in April 2018. The lease contains 2.9% fixed annual rental escalations during the primary lease term and has two renewal options of five years each at market rates. Anson & Higgins Plastic Surgery Assoc., LP occupies approximately 9,100 rentable square feet.

Anson & Higgins Plastic Surgery Assoc., LP is a private practice that specializes in rhinoplasty and breast augmentation. They also perform non-surgical work with botox, fillers, lasers, and skin care.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases (in thousands)	% of Total Annualized Rental Income Represented by Expiring Leases
2011	1	1,629	3.0%	$17	0.8%
2012	0	0	0.0%	0	0.0%
2013	0	0	0.0%	0	0.0%
2014	4	10,222	18.7%	261	12.6%
2015	3	8,149	14.9%	221	10.7%
2016	0	0	0.0%	0	0%
2017	1	7,086	12.9%	177	8.6%
2018	1	9,148	16.7%	395	19.1%
2019	0	0	0.0%	0	0.0%
2020	1	4,140	7.6%	131	6.3%

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	72.7%	62.9%	62.9%	4.3%	4.3%
Average effective annual rent per rentable square foot	$34.43	$35.81	$35.25	$23.25	$22.63

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements. However, we are considering approximately $15,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $127,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

Founded in 1998 and headquartered in Dallas, Texas, United Surgical Partners International operates ambulatory surgery centers and short-stay hospitals, with nearly 200 facilities located throughout the United States and the United Kingdom.

Catholic Healthcare West is a non-profit healthcare system with 39 hospitals located throughout Arizona, Nevada and California. Founded in 1986 and headquartered in San Francisco, Catholic Healthcare West is the fifth largest hospital provider in the nation and the largest hospital system in California.

CareMeridian Rehabilitation Facility — Phoenix

On September 19, 2011, we closed the acquisition of one fee simple inpatient rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona (the “CareMeridian Rehabilitation Facility — Phoenix”). The Company acquired the property through an indirect wholly owned subsidiary of its operating partnership. The seller of the property was ARC Med Partners, LP, an entity which has no material relationship with the Company, and the acquisition was not an affiliated transaction. The CareMeridian Rehabilitation Facility — Phoenix is the third property acquired from the Eleven Property Portfolio.

The CareMeridian Rehabilitation Facility — Phoenix contains approximately 13,500 rentable square feet and consists of a single story, inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property, which is located in central Phoenix near the Arcadia district, was designed to provide patients the highest level of medical services within a comfortable residential setting. The property was completely renovated in 2009 to accommodate a skilled nursing licensure, including a new roof, structural, life safety and medical operations and other patient and support services upgrades. The facility was licensed in 2009 as a 31-bed skilled nursing facility.

Capitalization

The contract purchase price of the CareMeridian Rehabilitation Facility — Phoenix was approximately $9.0 million, exclusive of closing costs, at a capitalization rate of 9.4% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). At closing, we funded the acquisition, exclusive of closing costs, of the CareMeridian Rehabilitation Facility — Phoenix with (a) net proceeds from our ongoing offering of approximately $2.1 million and (b) a $6.9 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the CareMeridian Rehabilitation Facility — Phoenix bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

The property is 100% leased to National Mentor Healthcare, LLC (d/b/a CareMeridian), a subsidiary of National Mentor Holdings, LLC, a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The CareMeridian network specializes in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury, or medically complex injuries, such as neuromuscular or congenital anomalies in its 24 locations throughout Arizona, California and Nevada. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009.

The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced in June 2009, and expires in June 2024. The annualized straight-line rent for the initial lease term will be approximately $847,000 or approximately $62.74 per rentable square foot. The lease contains 2.7% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	100.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$51.04	$46.24	N/A	N/A	N/A

(1)	The tenant took possession of the property upon completion of property renovation in June 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements. However, we are considering approximately $10,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $15,000. Such real estate taxes will be paid by the landlord under the terms of the lease; however, the tenant will pay the landlord monthly payments equal to 1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

National Mentor Holdings, Inc. is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses, and to youth with emotional, behavioral and/or medically complex challenges, or at-risk youth. Since its founding in 1980, the company has grown to over 16,900 employees that provide services to approximately 23,600 clients across 36 states.

National Mentor Holdings, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding National Mentor Holdings, Inc. are taken from such filings:

	Nine Months Ended June 30, 2011 (Unaudited)	Year Ended
(Amounts in Thousands)		September 30, 2010 (Audited)	September 30, 2009 (Audited)	September 30, 2008 (Audited)
Statements of Operations Data
Net revenue	$803,583	$1,022,036	$970,218	$929,831
Income from operations	29,696	43,611	43,924	44,482
Net loss	(19,622)	(6,867)	(5,456)	(7,235)

	June 30, 2011 (Unaudited)	September 30, 2010 (Audited)	September 30, 2009 (Audited)	September 30, 2008 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$1,037,777	$1,015,885	$995,610	$1,016,433
Long-term debt, less current portion	755,326	500,799	500,763	508,178
Total liabilities	1,052,703	790,752	771,882	779,305
Total stockholders’ equity	(14,926)	225,133	223,728	237,128”

Financial Obligations

GECC Mortgage Loan

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into a $150.0 million multi-tranche mortgage loan agreement with General Electric Capital Corporation to provide funding for the Eleven Property Portfolio (the “GECC Mortgage Loan”). The GECC Mortgage Loan will be funded in four tranches contemporaneously with the acquisition of each property in the Eleven Property Portfolio. The GECC Mortgage loan has a four-year term and all tranches will be coterminous, regardless of funding date. The GECC Mortgage Loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in September 2015. Each tranche of the GECC Mortgage Loan will accrue interest at a rate set on its respective closing date. The mortgages for each of the properties will be cross-collateralized with one another and in the event that the Company defaults on one of the mortgages, the lender may look to the other properties as collateral. The GECC Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, with the payment of an exit fee equal to: (i) if the aggregate mortgage loan balance is less than $90 million by the eighth month following the closing of the initial tranche of the mortgage loan, then 1% of the aggregate unfunded loan commitment less any amount funded to such exit date; and (ii) if the Company acquires the properties relating to the third and fourth tranches of the mortgage loan without financing under the mortgage loan, then 1% of the unfunded loan commitments to such exit date.

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in connection with the initial tranche of the GECC Mortgage Loan in an amount equal to (i) $21.8 million in respect of the Carson Tahoe Specialty Medical Plaza, (ii) $17.2 million in respect of the Durango Medical Plaza and (iii) $6.9 million in respect of the CareMeridian Rehabilitation Facility — Phoenix. Each mortgage loan bears an interest rate of 5.01% and matures on September 2015. Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

Bridge Loan

On September 19, 2011, we entered into an unsecured $2.5 million bridge loan with an unaffiliated third party investor. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in September 2014. The bridge loan has two one-year extension options. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty; provided, however, that prior to the first anniversary, we will be required to pay a prepayment fee equal to 1% of any amount prepaid. Notwithstanding the foregoing, after the initial maturity date, the lender has a right to require the repayment in full of any outstanding principal and interest under the bridge loan upon 60 days’ notice thereof.

Potential Property Investments

On May 18, 2011, our board of directors approved the acquisitions of the clinical outpatient building located in Monona, Wisconsin and a rehabilitation hospital located in Bedford, Texas. Although we believe that the acquisition of the properties is probable, there can be no assurance that the acquisitions will be consummated.

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a portfolio of twelve healthcare facilities located in six states. On September 21, 2011, the Company terminated its right to acquire a medical complex consisting of three medical office buildings and outpatient clinics located in Colorado Springs, Colorado. The healthcare facilities consist of three rehabilitation hospitals, one ambulatory surgery center/medical office building, two hospital/medical office buildings, three post-acute care rehabilitation facilities, one long term acute care hospital, and one medical office building that total approximately 613,739 rentable square feet (“Eleven Property Portfolio”). Each of the real estate developer and each seller of the properties comprising the Eleven Property Portfolio is an unaffiliated third party.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon each acquisition is subject to its satisfactory completion of a due diligence review of such property, in addition to other customary conditions to closing. Accordingly, until the closing of the purchases of each property in the Eleven Property Portfolio, there can be no assurance that we will acquire the properties. The purchase and sale agreement contains customary representations and warranties by the seller.

The purchase price of the Eleven Property Portfolio is approximately $232.0 million. Pursuant to the terms of the purchase and sale agreement, our sponsor deposited $3.0 million in escrow immediately following signing. $558,000 of the deposit was released when the contract removed one asset from the transaction. Such deposit will be credited pro rata towards each property in the portfolio to be acquired and is refundable upon termination of the purchase and sale agreement on or prior to the end of the applicable due diligence period. We intend to acquire each property, through indirect, wholly owned subsidiaries, at the closing of each acquisition, and to reimburse the sponsor for the pro rata share of the deposit in respect of each such acquisition.

On September 19, 2011, we closed on the acquisition of the initial tranche of healthcare facilities in the Eleven Property Portfolio, which consist of the Carson Tahoe Specialty Medical Plaza at a purchase price of approximately $29.0 million, the Durango Medical Plaza at a purchase price of approximately $22.9 million and the CareMeridian Rehabilitation Facility — Phoenix at a purchase price of approximately $9.0 million.

University of Wisconsin Medical Center

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin, which is adjacent to Madison. UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The building is currently under construction with an anticipated completion date in October 2011. The building will contain 31,374 rentable square feet. The building is being constructed to meet US Green Building Council LEED Silver certification standards. The property will serve as clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients. Another hospital is developing a similar clinical outpatient facility adjacent to the site of the property that may provide competitive services.

Capitalization

The contract purchase price of the property is $9.3 million at a capitalization rate of 7.82% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). We intend to fund 45% of the purchase price with proceeds from our ongoing initial public offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 55% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property will be 100% leased to UWMF. The lease will have a ten-year term with fixed annual rental escalations of 2.0%. We anticipate that occupancy of the property will occur in October 2011. The lease will be double net whereby we, as landlord, are responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease will not contain a renewal option. The annualized straight-line rent for the initial lease term will be approximately $675,000.

Other

We believe the property is suitable and adequate for its uses.

We intend to adequately insure the property.

The annual realty taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The University of Wisconsin Medical Foundation is the clinic practice organization for the faculty physicians of the University of Wisconsin School of Medicine and Public Health. UWMF provides clinical sites, technical and professional staff and administrative services to University of Wisconsin faculty physicians.

Reliant Rehabilitation Hospital

On May 18, 2011, our board of directors approved the acquisition of one free-standing fee simple rehabilitation hospital located in Bedford, Texas. The tenant of the property is Reliant Healthcare Partners, LLC (“Reliant Healthcare Partners”). The seller is Bedford Hospital Partners, L.P. Reliant Healthcare Partners is an operating joint venture between Nautic Partners, LLC (“Nautic”) and a physician group. Nautic and the physician group own 74% and 26% of Reliant Healthcare Partners, respectively. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property. The purchase agreement contains customary representations and warranties by the seller.

The property contains 65,141 rentable square feet and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Harris Methodist HEB Hospital, five miles from North Hills Hospital, and seven miles from Baylor Regional Medical Center at Grapevine, which hospital and medical center provide completive services.

Capitalization

The contract purchase price of the property is $32.3 million at a capitalization rate of 10.20% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). We intend to fund 60% of the purchase price with proceeds from our ongoing initial public offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 40% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all. Sixteen of the physicians and one member of the seller, Bedford Hospital Partners, L.P, which developed the property, provide $3.5 million in personal guarantees for up to seven years from the lease commencement date which amount is reduced in multiple increments if Reliant Healthcare Partners achieves certain pre-prescribed performance metrics.

Major Tenants/Lease Expiration

The property is 100% leased to Reliant Healthcare Partners. The lease has a 20-year term, commenced upon completion of the construction of the hospital and expires on October 23, 2030. We estimate that we will close on the acquisition in September 2011, at which time 19.1 years will remain on the lease. The lease, which commenced upon completion of the building in 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.7 million increasing on October 24, 2011.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy Rate	100.00%	N/A	N/A	N/A	N/A
Average Effective Annual Rental Per Square Foot	$41.59

(1)	The tenant took possession of the property upon its completion in October 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual realty taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Reliant Healthcare Partners is a Texas limited liability company that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Nautic, a private equity firm with over $2.5 billion of capital under management, purchased Reliant Hospital Partners in March 2011 and subsequently formed the joint venture with the physicians group. Nautic currently has four active investments in healthcare-related companies and has exited from eleven various healthcare related companies throughout its history. Nautic targets equity investments of $25 to $75 million.”

Tomball, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple ambulatory surgery center and medical office building in Tomball, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in August 2011.

The property contains approximately 22,000 rentable square feet and consists of an ambulatory surgery center, imaging center and medical office space. The property is located in the northwestern suburbs of Houston and is in close proximity to a short-term acute care facility. The property is not affiliated with any hospital.

Capitalization

The contract purchase price of the property is approximately $10.0 million at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Each of three tenants occupies 100% if the rentable square footage of the property. An ambulatory surgery center occupies approximately 56.3% of the rentable square feet of the property, a radiological imaging center occupies approximately 28.3% of the rentable square feet of the property, and an urgent care center occupies the remaining 15.4% of the rentable square feet of the property.

The lease to the ambulatory surgery center requires annualized straight-line rental income of approximately $590,000 and expires in December 2020. The lease has two five-year renewal options at market rates and rental increases of 6% every three years. The tenant occupies approximately 12,600 rentable square feet.

The lease to the radiological imaging center requires annualized straight-line rental income of approximately $122,000 and expires in February 2016. The lease has one six-year renewal option at 103% of the rental rate for the previous term and increasing 3% each year of the renewal term with annual rental increases of 2%. The tenant occupies approximately 6,300 rentable square feet.

The lease to the urgent care center requires annualized straight-line rental income of approximately $63,000 and expires in December 2011. The lease has two six-year renewal options at market rates with annual rental increases of 2%. The tenant occupies approximately 3,400 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	1	3,430	15.4%	$63,112	7.4%
2012	0	0	0.0%	0	0.0%
2013	0	0	0.0%	0	0.0%
2014	0	0	0.0%	0	0.0%
2015	0	0	0.0%	0	0.0%
2016	1	6,331	28.3%	128,108	15.0%
2017	0	0	0.0%	0	0.0%
2018	0	0	0.0%	0	0.0%
2019	0	0	0.0%	0	0.0%
2020	1	12,584	56.3%	662,071	77.6%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009	2008	2007	2006
Occupancy rate	100.0%	100.0%	100.0%	100.0%	95.3%
Average effective annual rent per square foot	$34.50	$34.34	$32.69	$32.54	$33.08

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $110,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The ambulatory surgery center provides a full range of laparoscopic and “open” procedures and services to the Tomball and north Houston area. The ambulatory surgery center has approximately 20 physicians who provide general surgery, gastroenterology, obstetrics/gynecology, otolaryngology, orthopedics, pain management and urology services. The ambulatory surgery center is a joint venture between a national healthcare development and management company and 18-physician investor group.

Founded in 1999, the national healthcare development and management company specializing in ambulatory surgery centers and short-stay hospitals. The national healthcare development and management company serves local communities by partnering with local physician groups and other healthcare providers.

Dallas, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in Dallas, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. In addition, pursuant to the third amendment to purchase and sale agreement, the seller agreed to place $100,000 in escrow, which will be returned to the seller if the seller is successful in obtaining a change relating to the number of allowable parking spaces in the applicable zoning ordinance. If the seller is not successful in obtaining this change within 180 days after the closing date for the second tranche of property acquisitions, then the funds deposited in escrow by seller will be released to us.

Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 65,000 rentable square feet and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Medical City Dallas Hospital and approximately one mile from Presbyterian Hospital in Dallas.

Capitalization

The contract purchase price of the property is approximately $33.8 million at a capitalization rate of 10.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to an operating joint venture between a private equity firm with over $2.5 billion of capital under management a local physician group. The private equity firm and the physician group own 74% and 26% of the operating joint venture, respectively. The lease has a 25-year term, commenced upon completion of the construction of the hospital and expires in August 2035. The lease, which commenced upon completion of the building in September 2010, contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $3.6 million increasing in September 2011.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.00%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$18.58	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in September 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are estimated to be approximately $80,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The operating joint venture is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

San Antonio, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple inpatient rehabilitation hospital located in San Antonio, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in October 2011.

The property contains approximately 41,000 rentable square feet and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital. The property was developed in 2010 as a build-to-suit development for a physician-owned operator of rehabilitation hospitals. The rehabilitation hospital is located in the medical corridor commonly known as Stone Oak, is the only non-affiliated rehabilitation provider in the market, and benefits from the referral patterns of all San Antonio’s short-term and long-term acute inpatient beds in various hospitals, which include two acute-care hospitals located within close proximity.

Capitalization

The contract purchase price of the property is approximately $16.5 million at a capitalization rate of 9.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 25% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 75% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a physician-owned inpatient rehabilitation facility operator. The lease has a 15-year term, commenced upon completion of the construction of the facility in January 2010 and expires in January 2025. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of five-years each. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $1.3 million increasing in September 2011.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$22.94	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $250,000. Such real estate taxes will be paid by the landlord under the terms of the lease; however, the tenant will pay the landlord monthly payments equal to 1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

The tenant is a physician-owned in-patient rehabilitation facility operator which was formed in 2006 and currently has more than 50 physician investors. The tenant currently has three inpatient rehabilitation hospitals in Texas, with one hospital in pre-development in Arizona.

Rome, Georgia

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one ground leasehold interest in a free-standing specialty hospital and medical office building in Rome, Georgia. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in December 2011.

The property contains approximately 53,000 rentable square feet located on the campus of and directly connected to a 304-bed medical center, which is the primary metropolitan area in northwest Georgia, approximately one hour outside Atlanta. The property was developed as a long-term acute care hospital with the accompanying medical office building space usage in 2011 to add additional complementary services to the medical center’s existing patient base.

Capitalization

The contract purchase price of the property is approximately $20.3 million at a capitalization rate of 10.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 55% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 45% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to two tenants. The specialty hospital occupies approximately 86.2% of the total rentable area of the property and an affiliate of the medical center occupies the remaining 13.8% of the total rentable area of the property.

The tenant lease to the specialty hospital requires annualized straight-line rental income of approximately $1.9 million and expires in January 2029. The tenant lease has four, five-year renewal options that are subject to the same terms and conditions of the lease including the annual rent escalations of 3%. The tenant occupies approximately 45,600 square feet.

The tenant lease to the affiliate of the medical center requires annualized straight-line rental income of approximately $212,000 and expires in January 2031. The lease has two extension terms, the first for ten years and the second for nine years. Both renewal options are subject to the same terms and conditions of the lease including the annual rent escalations of 3%. The medical center affiliate occupies approximately 7,300 rentable square feet.

The ground lease, which commenced in February 2009, expires in March 2049. The ground lease contains contractual rental escalations of 10% every five years during the primary term and two renewal options to extend the ground lease expiration through March 2089. The ground lease is triple net whereby the owner of the ground leasehold interest is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $39,000.

There are no leases set to expire in the next ten years.

Since construction of this property was completed in 2011, the occupancy rate and the average effective annual rent per square foot for prior periods is unavailable.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are estimated to be approximately $201,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The specialty hospital is a joint-venture between an affiliate of the medical center and a private company focused on providing rehabilitation services through its network of over 16,000 dedicated therapists. The private company is one of the largest diversified providers of post-acute care services in the United States, with operations in 46 states and more than $6 billion in annual revenue. The company operates approximately 118 long-term acute care hospitals with approximately 8,492 beds and approximately 226 nursing and rehabilitation centers.

McKinney, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple interest in a hospital and medical office buildings in McKinney, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 113,000 rentable square feet and is currently 87% occupied. The property is comprised of a hospital and a medical office building. The hospital is a full-service surgical hospital in a wide range of diagnostic, treatment and surgical services in its approximately 58,000 rentable square foot facility and benefits from a fully integrated approximately 56,000 rentable square foot medical office building, all of which is situated on a campus of approximately four acres. The hospital and surgery center serve residents in the greater Collin County area, which encompasses the areas of McKinney, Frisco, Plano and Allen, Texas, which, as a result of high population growth in the past decade, require additional healthcare facilities and services.

Capitalization

The contract purchase price of the property is approximately $44.6 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property currently has 13 tenants occupying approximately 86% of the rentable square footage of the medical campus, of which one tenant occupies more than 10% of the rentable square footage of the campus. The hospital occupies 58.4% of the total rentable area of the property, 10 other tenants occupy an aggregate of approximately 27.9% of the property and approximately 13.6% of the property is currently vacant.

The lease to the hospital, which commenced in September 2009 upon completion of construction, requires annualized straight-line rental income of approximately $3.3 million and expires on three different dates. 57,000 square feet of the leased space expires on September 2029 with two ten-year options to renew at market rates. 6,000 square feet of the leased space expires on December 2019 with no renewal options. 3,000 square feet of the leased space expires September 2015 with no renewal options. The hospital occupies approximately 66,000 square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2011	0	0	0.0%	$0	0.0%
2012	0	0	0.0%	0	0.0%
2013	0	0	0.0%	0	0.0%
2014	0	0	0.0%	0	0.0%
2015	4	9,346	9.6%	226,583	5.3%
2016	1	1,464	1.5%	40,601	0.9%
2017	0	0	0.0%	0	0.0%
2018	1	2,282	2.3%	62,407	1.5%
2019	3	19,928	20.4%	691,810	16.1%
2020	3	7,101	7.3%	177,989	4.1%

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	79.3%	20.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$38.56	$39.20	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in September 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are anticipated to be approximately $592,000. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the lease.

The hospital is operated by a national operator of surgery centers and hospitals and is owned in a partnership with a local physicians group. The hospital is a full-service surgical hospital that offers a wide range of diagnostic, treatment and surgical services. Specialties services of the hospital include: women’s services, otolaryngology (ENT), colo-rectal, gastrointestinal, orthopedics/spine, pain management, general surgery, podiatry, urology, oral surgery, bariatric surgery, plastic and reconstructive surgery. Approximately 50 surgeons practice at the hospital.

Santa Ana, California

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in Santa Ana, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in February 2012.

The property contains approximately 8,500 rentable square feet and consists of a congregate living healthcare facility, with 12 private patient rooms, specializing in the rehabilitation and care of patients with catastrophic brain and spine injuries. The property is located in Santa Ana, California, with a surrounding population of nearly 500,000 within a five mile radius, and provides patients high level medical services within a comfortable residential setting.

Capitalization

The contract purchase price of the property is approximately $4.5 million at a capitalization rate of 9.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in January 2010. The lease has a 15-year term, commenced in January 2010 and expires in January 2025. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $360,000 increasing in January 2012.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2010	2009(1)	2008(1)	2007(1)	2006(1)
Occupancy rate	100.0%	N/A	N/A	N/A	N/A
Average effective annual rent per square foot	$37.02	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 are anticipated to be approximately $35,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

La Mesa, California

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a free-standing fee simple rehabilitation facility located in La Mesa, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in third quarter 2012. The property will contain approximately 9,000 rentable square feet and will consist of a state-of-the-art sub-acute rehabilitation facility that specializes in caring for patients suffering from catastrophic brain and spine injuries. The facility will feature 15 private patient rooms and provide ancillary services including physical therapy, occupational therapy and speech therapy, whirlpool hydro tub, and dietary services.

Capitalization

The contract purchase price of the property is approximately $6.0 million at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property will be 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The lease has a 15-year term, commenced in July 2010 and expires in August 2026. The lease contains 2.5% fixed annual rental escalations during the primary term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration, but in no event less than 95% of the rental rate in-place at the time of the lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $480,000 increasing in the third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Houston, Texas

On July 14, 2011, the Company, through its sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in northwest Houston, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in the third quarter of 2012. The property is expected to contain approximately 65,000 rentable square feet and 60 beds. The property will be a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is located proximate to a large multispecialty physician group and several general acute care facilities.

Capitalization

The contract purchase price of the property is approximately $35.5 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% of the purchase price with proceeds from our ongoing initial public offering of common stock and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that it deems favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a limited partnership that is a subsidiary of a Delaware limited liability company that specializes in operating rehabilitation hospitals. The lease has a 15-year year term that will commence upon completion of the construction of the hospital. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.9 million increasing in third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property will be adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 are unknown at present as the facility is still under construction. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The tenant is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.”

Prior Performance Summary

The following disclosure replaces the disclosure under the heading “Prior Performance Summary” beginning on page 119 of the Prospectus.

“Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. The information summarized below is current as of December 31, 2010 and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide, upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such Annual Report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2010, affiliates of our advisor have sponsored nine public programs, of which three programs have raised funds as of December 31, 2010, and five non-public programs with similar investment objectives to our program. From August 2007 (inception of the first public program) to December 31, 2010, our public programs, which includes ARCT, NYRR and PEARC and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs in existence as of December 31, 2010 described below, had raised $612.7 million from 15,633 investors in public offerings and an additional $65.3 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 268 properties with an aggregate purchase price of $972.7 million, including acquisition fees, in 39 states and U.S territories.

The following table details the percentage of properties by state based on purchase price:

State/Possession	Purchase Price %
Alabama	1.3%
Arizona	0.8%
Arkansas	1.2%
California	10.8%
Colorado	0.4%
Florida	4.5%
Georgia	2.9%
Illinois	4.1%
Indiana	1.3%
Iowa	0.4%
Kansas	3.6%
Kentucky	3.1%
Louisiana	1.3%
Maine	0.4%
Massachusetts	3.7%
Michigan	1.2%
Minnesota	1.2%
Mississippi	0.8%
Missouri	3.8%
Nebraska	0.2%
Nevada	0.3%
New Jersey	3.6%
New Mexico	0.4%
New York	11.1%
North Carolina	1.4%
North Dakota	0.6%
Ohio	2.7%
Oklahoma	1.3%
Oregon	0.5%
Pennsylvania	8.7%
Puerto Rico	3.3%
South Carolina	1.2%
South Dakota	0.3%
Tennessee	0.4%
Texas	8.6%
Utah	3.5%
Virginia	1.1%
Washington	0.3%
West Virginia	3.7%
100%

The properties are all commercial properties comprised of 25.8% freight and distribution facilities, 23.4% retail pharmacies, 14.5% retail bank branches, 6.2% restaurants, 5.8% discount and specialty retail, 4.5% supermarkets and supermarket anchored shopping centers, 4.3% auto services, 3.6% fashion retail, 3.4% home maintenance, 3.4% office/showroom, 2.7% gas/convenience and 2.6% healthcare, based on purchase price. The purchased properties were 36.0% new and 64.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, one property had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2010, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.3 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million, including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price%
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2010, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long term notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives, which aim to acquire primarily net leased single tenant facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, a Maryland corporation, is the first publicly offered REIT sponsored by American Realty Capital. ARCT was incorporated on August 17, 2007, and qualified as a REIT beginning with the taxable year ended December 31, 2008. ARCT commenced its initial public offering of 150.0 million shares of common stock on January 25, 2008. As of June 30, 2011, ARCT had received aggregate gross offering proceeds of approximately $1.5 billion from the sale of approximately 149.0 million shares in its initial public offering. On August 5, 2010, ARCT filed a registration statement on Form S-11 to register 32.5 million shares of common stock in connection with a follow-on offering. ARCT’s initial public offering was originally set to expire on January 25, 2011, three years after its effective date. However, as permitted by Rule 415 of the Securities Act, ARCT was permitted to continue its initial public offering until July 25, 2011. On July 7, 2011 ARCT had sold all of the 150.0 million shares that were registered in connection with the initial public offering and as permitted, began to sell the remaining 25.0 million shares that were initially registered for ARCT’s distribution reinvestment plan. On July 11, 2011, ARCT filed a request to withdraw the registration of the additional 32.5 million shares, and on July 15, 2011, ARCT filed a registration statement on Form S-3 to register an additional 24.0 million shares to be used in connection with its distribution reinvestment plan. As of September 30, 2011, ARCT had acquired 405 properties, primarily comprised of freestanding, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of September 30, 2011, ARCT had total real estate investments, at cost, of approximately $1.8 billion. ARCT intends to liquidate each real property investment eight to ten years from the date purchased. As of June 30, 2011, ARCT had incurred, cumulatively to that date, $152.1 million in offering costs, commissions and dealer manager fees for the sale of its common stock and $32.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was organized on October 6, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. As of September 30, 2011, NYRR had received aggregate gross offering proceeds of approximately $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). As of September 30, 2011, NYRR had received aggregate gross proceeds of approximately $28.9 million from the sale of 2.9 million shares in its public offering. As of September 30, 2011, NYRR had total real estate investments, at cost, of approximately $77.8 million. As of June 30, 2011, NYRR had incurred, cumulatively to that date, approximately $6.5 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of its common stock.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PEARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PEARC was incorporated on October 13, 2009 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2010. PEARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PEARC will invest primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of September 30, 2011, PEARC had received aggregate gross offering proceeds of $17.3 million from the sale of 1.9 million shares in its public offering. As of September 30, 2011, PEARC had acquired three commercial properties and had total real estate investments at cost of $31.2 million. As of June 30, 2011, PEARC had incurred, cumulatively to that date, approximately $6.1 million in offering costs for the sale of its common stock and $0.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was incorporated on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC RCA filed its registration statement with the SEC on September 14, 2011 and the registration statement became effective on March 17, 2011. As of September 30, 2011, ARC RCA had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.) or ARC Daily NAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC Daily NAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC Daily NAV filed its registration statement with the SEC on October 8, 2010 and the registration statement became effective on August 15, 2011. As of September 30, 2011, ARC Daily NAV had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

ARC — Northcliffe Income Properties, Inc.

ARC — Northcliffe Income Properties, Inc., or ARC — Northcliffe, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARC — Northcliffe was incorporated on September 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARC — Northcliffe filed its registration statement with the SEC on October 12, 2010. The registration statement has not been declared effective by the SEC. ARC-Northcliffe anticipates that it will withdraw its registration statement from the SEC in the near future.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and the registration statement became effective on March 31, 2011. As of September 30, 2011, ARCT III had received aggregate gross proceeds of approximately $26.4 from the sale of 2.6 million shares in its public offering. As of September 30, 2011, ARCT III had total real estate investments, at cost, of approximately $12.1 million. As of June 30, 2011, ARCT III had incurred, cumulatively to that date, approximately $1.8 million in offering costs for the sale of its common stock.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of approximately 5.6 million shares of common stock for net proceeds of approximately $64.2 million. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On September 22, 2011, ARCP filed its registration statement with the SEC in connection with an underwritten offering of 1.3 million shares of its common stock. As of September 30, 2011, ARCP owned 63 single tenant, free standing properties and real estate investments, at cost, were approximately $122.2 million.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: ARCT, ARC HT, ARC Daily NAV, ARC RCA, PE-ARC, ARC — Northcliffe, ARCT III, ARCP and BDCA. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, ARCT, ARC HT, ARC Daily NAV, ARCT III, ARC RCA, PE-ARC, ARCP and BDCA are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they may be liquidated.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by American Realty Capital II, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after 5 years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every five years. The notes issued under this program by ARC Income Properties IV, LLC were sold by Realty Capital Securities through participating broker dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010 all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10,080,802.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1,100,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2,567,000, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2,567,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $493,802, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $493,802 have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3,050,000, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3,050,000 have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7,294,000, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7,294,000 had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $575,000 has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50,154,000.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC. In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38,300,000 from 93 investors and acquired properties with an aggregate purchase price of approximately $272,285,000. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
Pennsylvania	34	1,193,741
New Jersey	38	149,351
South Carolina	3	65,992
Kansas	1	17,434
Florida	4	16,202
Oklahoma	2	13,837
Missouri	1	9,660
Arkansas	4	8,139
North Carolina	2	7,612
Texas	1	6,700

Attached hereto as Appendix A-2 is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust, or AFRT, was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million common shares in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well-diversified portfolio of bank tenants.

On April 1, 2008, AFRT was acquired by Gramercy Capital Corp. Neither Mr. Schorsch nor Mr. Kahane owned an equity interest in AFRT at the time of the acquisition, and neither Mr. Schorsch nor Mr. Kahane currently owns any equity interest in AFRT.

Attached hereto as Appendix A-1 is further prior performance information on AFRT.

Adverse Business Developments and Conditions

AFRT maintained a leveraged balance sheet. Net total debt to total real estate investments as of December 31, 2006 was approximately 55%, with $233.9 million of variable rate debt. As of June 30, 2007, according to published information provided by the National Association of Real Estate Investment Trusts, Inc., or NAREIT, the debt ratio of all office REITs covered by the NAREIT’s REIT WATCH was approximately 44%. The amount of indebtedness may adversely affect their ability to repay debt through refinancings. If they are unable to refinance indebtedness on acceptable terms, or at all, they might be forced to dispose of one or more of their properties on unfavorable terms, which might result in losses to them and which might adversely affect cash available for distributions to shareholders. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, interest expense would increase, which could have a material adverse effect on their operating results and financial condition and their ability to pay dividends to shareholders at historical levels or at all.

The net losses incurred by ARCT, NYRR, ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our largest program to date, for the years ended December 31, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the noteholders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

Although a portion of the ARCT distributions were paid from proceeds received from the offering as the property portfolio has increased, cash flows from operations have improved and in 2010 a greater proportion of cash flows from operations were used to pay distributions than in 2009. ARCT’s affiliated advisor and property manager each waived certain fees due from ARCT in order to provide additional capital to ARCT for purposes of distribution coverage, not due to adverse business conditions. Our advisor and property manager have committed to waive fees in the future in order to cover distribution payments.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the Sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Attached hereto as Appendices A-1 and A-2 is further prior performance information on AFRT and Nicholas S. Schorsch, respectively.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Subtitle 8

The following language replaces in its entirety the last paragraph under the section entitled “Description of Securities — Subtitle 8” on page 159 of the Prospectus.

“At this time, we have not enacted any of the provisions allowed under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.”

Distribution Reinvestment Plan

The following language replaces in its entirety the last sentence under the section entitled “Distribution Reinvestment Plan — Material U.S. Federal Income Tax Considerations” on page 163 of the Prospectus.

“All material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each participant at least annually.”

The following language is added after the last sentence under the section entitled “Distribution Reinvestment Plan — Amendment and Termination” on page 163 of the Prospectus.

“Each participant in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after the receipt of all material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each participant at least annually.”

Share Repurchase Program

The following disclosure replaces in its entirety the last sentence of the first paragraph of the answer to the question “If I buy shares in this offering, how may I sell them later?” found on page 18 of the Prospectus under the heading “Prospectus Summary”.

“The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.”

The following disclosure replaces in its entirety the section entitled “Share Repurchase Program” beginning on page 164 of the Prospectus.

“Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments (other than investments in transaction with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the close of this offering. Beginning 18 months after the completion of the last offering of our shares (excluding offerings under our distribution reinvestment plan), our board of directors will determine the value of our real estate and real estate-related assets based on such information as our board determines appropriate, which may or may not include independent valuations of our real estate and real estate-related assets or of our enterprise as a whole.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to establishing the estimated value of our shares, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	the lower of $9.25 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years,

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $10.00 and the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from this one year requirement. Our affiliates will not be eligible to participate in our share repurchase program.

Pursuant to the terms of our share repurchase program, we will make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Our board of directors, at its sole discretion, may amend, suspend (in whole or in part) or choose to terminate our share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days’ notice, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement in the event of the death or disability of a stockholder, other involuntary exigent circumstances, such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Any material modification, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders as promptly as is practicable, but not later than 30 days before such action, in reports we file with the SEC, a press release, a letter to our stockholders and/or via our website.

Our board of directors may reject a request for repurchase, if, among other things, a stockholder does not meet the conditions outlined herein. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

As of March 31, 2011, we had not received any requests to redeem shares of common stock pursuant to our share repurchase program.”

Plan of Distribution

The following disclosure replaces in its entirety the first paragraph under the section entitled “Plan of Distribution — Subscription Process” on page 192 of the Prospectus.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas or Tennessee, you may complete and sign the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offerings subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

The following disclosure replaces in its entirety the paragraph under the section entitled “Plan of Distribution — Investments by IRAs and Certain Qualified Plans” on page 193 of the Prospectus.

“We may appoint one or more IRA custodians, which may include Sterling Trust Company, for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.”

How to Subscribe

The following disclosure replaces in its entirety the second bullet point under the section entitled “How to Subscribe” on page 195 of the Prospectus.

“Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas or Tennessee, you may wish to complete the execution copy of the multi-offerings subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offerings subscription agreement, including instructions for completing it, is included as Appendix C-2.”

The following disclosure replaces in their entirety the second and third sentences of the third paragraph under the section entitled “How to Subscribe” beginning on page 195 of the Prospectus.

“If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians, which may include Sterling Trust Company, for such purpose, which IRA custodian(s) we expect will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.”

Reports to Stockholders

The following language replaces in its entirety the second bullet point in the second paragraph under the section entitled “Reports to Stockholders” on page 191 of the Prospectus.

“•	the ratio of the costs of raising capital during the period to the capital raised;”

Experts

The following disclosure is added at the end of the section entitled “Experts” on page 193 of the Prospectus.

“The statement of revenues and certain expenses of Texarkana Property for the year ended December 31, 2010 included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The statement of revenues and certain expenses of a multi-specialty medical campus located in Carson City, Nevada for the year ended December 31, 2010 included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The statement of revenues and certain expenses of a medical office building located in Las Vegas, Nevada for the year ended December 31, 2010 included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.”

Letter of Direction

The following language replaces in its entirety the footnote under the heading “Appendix E — Letter of Direction” on page E-1 of the Prospectus.

“•	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Ohio investors.”

Prior Performance Tables

The prior performance tables contained in the Prospectus in Appendix A are hereby replaced with the prior performance tables attached to this Supplement No. 10 as Appendix A. The updated prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B of the Prospectus is hereby replaced with the revised distribution reinvestment plan attached to this Supplement No. 10 as Appendix B. The revised distribution reinvestment plan supersedes and replaces the distribution reinvestment plan contained in the Prospectus.

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 10 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offerings subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offerings subscription agreement attached to this Supplement No. 10 as Appendix C-2. The revised form of multi-offerings subscription agreement supersedes and replaces the form of multi-offerings subscription agreement contained in the Prospectus.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$850	$—
Buildings, fixtures and improvements	4,362	—
Acquired intangible lease assets	732	—
Total real estate investments, at cost	5,944	—
Cash	519	—
Prepaid expenses and other assets	128	—
Deferred financing costs, net	146	—
Deferred offering costs	—	844
Total assets	$6,737	$844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage note payable	$2,250	$—
Accounts payable and accrued expenses	2,091	645
Total liabilities	4,341	645
Preferred stock, $0.01 par value, 50,000,000 and none authorized at June 30, 2011 and December 31, 2010, respectively, none issued and outstanding	—	—
Common stock, $0.01 par value, 300,000,000 and 100,000 shares authorized 594,828 and 20,000 shares issued and outstanding, at June 30, 2011 and December 31, 2010, respectively	6	—
Additional paid-in capital	2,704	200
Accumulated deficit	(314)	(1)
Total stockholders’ equity	2,396	199
Total liabilities and stockholders’ equity	$6,737	$844

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Rental income	$12	$12
Expenses:
Acquisition and transaction related	160	160
General and administrative	126	162
Total operating expenses	286	322
Operating loss	(274)	(310)
Interest expense	(3)	(3)
Net loss	$(277)	$(313)
Basic and diluted weighted average shares outstanding	230,133	125,647
Basic and diluted net loss per share	$(1.20)	$(2.49)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except for share and per share data)
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance, December 31, 2010	20,000	$—	$200	$(1)	$199
Issuance of common stock	565,828	6	5,476	—	5,482
Common stock offering costs, commissions and dealer manager fees	—	—	(2,979)	—	(2,979)
Share based compensation	9,000	—	—	—	—
Amortization of restricted shares	—	—	7	—	7
Net loss	—	—	—	(313)	(313)
Balance, June 30, 2011	594,828	$6	$2,704	$(314)	$2,396

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

Six Months Ended June 30, 2011
Cash flows from operating activities:
Net loss	$(313)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of restricted shares	7
Changes in assets and liabilities:
Prepaid expenses and other assets	(33)
Accounts payable and accrued expenses	66
Net cash used in operating activities	(273)
Cash flows from investing activities:
Investment in real estate and other assets	(3,694)
Net cash used in investing activities	(3,694)
Cash flows from financing activities:
Payments of deferred financing costs	(146)
Proceeds from issuance of common stock	5,387
Proceeds from affiliates	398
Payments of offering costs and fees related to stock issuance	(1,153)
Net cash provided by financing activities	4,486
Net change in cash	519
Cash, beginning of period	—
Cash, end of period	$519
Non-Cash Investing and Financing Activities:
Mortgage note payable	$2,250

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 1 — Organization

American Realty Capital Healthcare Trust, Inc. (the “Company”), incorporated on August 23, 2010, is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ending December 31, 2011. On February 18, 2011, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-169075) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s common stock holders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

The Company sold 20,000 shares of common stock to American Realty Capital Healthcare Special Limited Partnership, LLC, an entity wholly owned by American Realty Capital V, LLC (the “Sponsor”) on August 24, 2010, at $10.00 per share. In May 2011, the Company had raised proceeds sufficient to break escrow in connection with its IPO. As of June 30, 2011, the Company had 594,828 shares of common stock outstanding, including unvested restricted shares, for total gross proceeds of approximately $5.7 million. As of June 30, 2011, the aggregate value of all common share issuances and subscriptions outstanding was approximately $5.9 million based on a per share value of $10.00.

The Company was formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Healthcare Advisors, LLC (the “Advisor”) is the Company’s affiliated advisor. The Company purchased its first property and commenced real estate operations in June 2011. As of June 30, 2011, the Company owned two properties with an aggregate purchase price of approximately $5.9 million, comprising 22,864 square feet which were 100% occupied.

Substantially all of the Company’s business will be conducted through American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “OP”). The Company will be the sole general partner and holder of 99.00% of the units of the OP. Additionally, the Advisor expects to contribute $2,000 to the OP in exchange for 1.0% limited partner interest in the OP. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Healthcare Properties, LLC (the “Property Manager”), an entity wholly owned by the Sponsor, to serve as the Company’s property manager. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Development Stage Company

On May 13, 2011, the Company raised proceeds sufficient to break escrow in connection with its initial public offering on a reasonable best efforts basis. The Company received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares and issued shares of common stock to its initial investors who were admitted as stockholders. The Company purchased its first property and commenced operations on June 21, 2011, and as of such date is no longer considered to be a development stage company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets. No depreciation or amortization was recorded during the three months ended June 30, 2011, since the real estate assets acquired were completed in late June 2011.

Impairment of Long Lived Assets

Operations related to properties that have been sold or properties that are intended to be sold are presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold are designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, land improvements, buildings, fixtures and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company’s analysis of comparable properties in its portfolio. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangibles assets related to customer relationships is measured based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with the tenant. Characteristics considered in determining these values include the nature and extent of the existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The value of in-place leases is amortized to expense over the initial term of the respective leases, which is approximately 10 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred Offering Costs

The Company has incurred certain expenses in connection with registering to sell shares of its common stock as discussed in Note 1 — Organization. These costs principally relate to professional fees, fees paid to the SEC and fees paid to the Financial Industry Regulatory Authority. As of December 31, 2010, such costs totaled approximately $0.8 million and were included in deferred offering costs in the accompanying balance sheet. On February 18, 2011, the day the Company commenced its IPO, deferred offering costs were reclassified to stockholders’ equity.

Share Repurchase Program

The Company’s board of directors has adopted a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company establishes an estimated value for the shares, the purchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $9.25 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $9.50 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $9.75 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $10.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations). The Company expects to begin establishing an estimated value for its shares based on the value of its real estate and real estate-related investments beginning 18 months after the close of its offering. Beginning 18 months after the completion of the Company’s offering (excluding common shares issued under the DRIP), the board of

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

directors will determine the value of the properties and the other assets based on such information as the board determines appropriate, which is expected to include independent valuations of properties or of the Company as a whole.

The Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the board of directors may reject a request for redemption, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year.

When a stockholder requests redemption and the redemption is approved by the Company’s board of directors, it will reclassify such obligation from equity to a liability based on the settlement value of the obligation. At June 30, 2011 and December 31, 2010, no shares were eligible to be redeemed as the one-year holding requirement had not yet been met.

Distribution Reinvestment Plan

Pursuant to the DRIP stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the IPO. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying consolidated balance sheet in the period distributions are declared. There have been no shares issued under the DRIP as of June 30, 2011 as the Company commenced paying distributions in August 2011.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

The Company did not have any derivatives outstanding as of June 30, 2011 or December 31, 2010.

Organization, Offering, and Related Costs

Organization, offering and related costs include all expenses incurred in connection with the Company’s IPO. Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. Such organization and offering costs included in stockholders’ equity at June 30, 2011 totaled approximately $3.0 million, and include all expenses incurred by the Company in connection with its IPO as of such date. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 1.5% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of offering (See Note 8 — Related Party Transactions and Arrangements).

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Company’s revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. The Company defers the revenue related to lease payments received from tenants in advance of their due dates.

The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Share-Based Compensation

The Company has a stock-based incentive award plan, which is accounted for under the guidance of share based payments (See Note 10 — Share-Based Compensation). The guidance on share based compensation also requires the tax benefits associated with these share-based payments to be classified as financing activities in the consolidated statements of cash flows.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2011. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

Income (loss) per basic share of common stock is calculated by dividing net income (loss) by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period.

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) amended guidance to require a number of additional disclosures regarding fair value measurements. Specifically, the guidance revises two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transfers into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. Also, it requires the presentation of purchases, sales, issuances and settlements within Level 3 on a gross basis rather than on a net basis. The amendments clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. The adoption of the guidance related to Levels 1 and 2 were effective January 1, 2010, and did not have a material impact on the Company’s financial position or results of operations. The adoption of the guidance related to Level 3 was effective January 1, 2011, and did not have a material impact on the Company’s financial position or results of operations.

In December 2010, the FASB updated its guidance related to goodwill which affected all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The guidance modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The adoption of this guidance was effective on January 1, 2011, and did not have a material impact on the Company’s financial position or results of operations.

In December 2010, the FASB updated the guidance related to business combinations to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendment specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendment affects any public entity, as defined, that enters into business combinations that are material on an individual or aggregate basis. The adoption of this guidance was effective for the Company for acquisitions occurring on or after January 1, 2011, and did not have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations but will change the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired and liabilities assumed during the periods presented (amounts in thousands):

Three and Six Months Ended June 30, 2011
Real estate investments, at cost:
Land	$850
Buildings, fixtures and improvements	4,362
Total tangible assets	5,212
Acquired intangibles:
In-place leases	732
Total assets acquired	5,944
Mortgage note payable	(2,250)
Cash paid for acquired real estate investments	$3,694
Number of properties purchased	2

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The Company acquires and operates commercial properties. As of June 30, 2011, all of the properties the Company owned were 100% occupied. Buildings, fixtures and improvements of $4.4 million include $2.8 million, $0.6 million and $1.0 million provisionally assigned to buildings, fixtures and land improvements, respectively, pending receipt of the final cost segregation analysis on such assets being prepared by a third-party specialist. The Company’s portfolio of real estate properties is comprised of the following properties as of June 30, 2011 (net operating income and base purchase price in thousands):

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
Texarkana, TX	June 2011	1	18,268	9.8	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree, AR	June 2011	1	4,596	10.3	128	1,444	8.9%	27.85
		2	22,864	10.0	$559	$5,944	9.4%	$24.45

(1)	Remaining lease term in years as of June 30, 2011, calculated on a weighted-average basis.
(2)	Annualized net operating income for the six months ended June 30, 2011 for the leases in place in the property portfolio. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of June 30, 2011 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

The following table presents the pro forma information as if the acquisitions during the three and six months ended June 30, 2011 had been consummated on January 1, 2011 (amounts in thousands):

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Pro forma revenues	$140	$279
Pro forma net loss	(262)	(274)
Basic and diluted loss per share	(1.14)	$(2.18)

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of June 30, 2011. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Future Minimum Base Rent Payments
July 1, 2011 – December 31, 2011	$254
2012	515
2013	525
2014	536
2015	547
Thereafter	3,176
$5,553

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The following table lists the tenants whose annualized rental revenue represented greater than 10% of consolidated revenues as of June 30, 2011:

Portfolio Property	Tenant	June 30, 2011
Texarkana, TX	Texarkana Surgery Center, L.P.	77.1%
DaVita, Marked Tree, AR	Renal Treatment Centers — Southeast, LP	22.9%

No other tenant represents more than 10% of the rental revenue for the period presented.

Note 4 — Mortgage Note Payable

The Company has a mortgage note payable secured by the Texarkana property. The mortgage note payable bears interest at a rate of 5.50% and matures in June 2016. Principal payments are based on a five-year amortization schedule, with the balance due on maturity.

The following table summarizes the scheduled aggregate principal payments for the five years subsequent to June 30, 2011 (amounts in thousands):

Future Principal Payments
July 1, 2011 – December 31, 2011	$20
2012	42
2013	45
2014	48
2015	50
Thereafter	2,045
$2,250

Note 5 — Fair Value of Financial Instruments

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, due to affiliates, notes payable, accounts payable, accrued expenses and distributions payable approximates their carrying value on the consolidated balance sheet due to their short-term nature. The fair values of the Company’s remaining financial instruments that are not reported at fair value on the consolidated balance sheet are reported below (amounts in thousands):

	Carrying Amount at June 30, 2011	Fair Value at June 30, 2011	Carrying Amount at December 31, 2010	Fair Value at December 31, 2010
Mortgage notes payable	$2,250	$2,250	$—	$—

The fair value of the mortgage notes payable are estimated using a discounted cash flow analysis, based on the Company’s current borrowing rates for similar types of borrowing arrangements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 6 — Common Stock

On February 18, 2011, the Company’s IPO became effective. As of June 30, 2011 and December 31, 2010, the Company had 594,828 and 20,000 shares of common stock outstanding from gross proceeds of $5.7 million and $0.2 million, respectively.

On May 12, 2011, the Company’s board of directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.001808219178 per day. The distributions will be payable monthly to stockholders of record at the close of business each day during the prior month. The first distribution payment was made on August 1, 2011, relating to the period from July 21, 2011 (30 days after the date of the first acquisition) through July 31, 2011.

Note 7 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 8 — Related Party Transactions and Arrangements

An entity wholly owned by the Sponsor owns 20,000 shares of the Company’s outstanding common stock. The Advisor and its affiliates will receive compensation and reimbursement for services relating to the IPO and the investment and management of the Company’s assets. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. All organization and offering costs incurred by the Company or its affiliated entities on behalf of the Company are reflected in the accompanying balance sheets. As of June 30, 2011 and December 31, 2010 the Company had payables to affiliated entities of $0.5 million and $0.1 million, respectively. The Company had accrued expenses payable to the Advisor and the Dealer Manager of $1.2 million and $0.2 million as of June 30, 2011 and December 31, 2010, respectively, for services relating to the IPO and offering and other costs paid on behalf of the Company. The Company is responsible for offering and other costs related to the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing offering of common stock.

Fees Paid in Connection with the IPO

The Dealer Manager and Sponsor receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

The following table details the results of the above activities (amounts in thousands):

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Total commissions paid to Dealer Manager	$390	$390
Less:
Commissions to participating broker dealers	(269)	(269)
Reallowance to participating broker dealers	(15)	(15)
Net to Dealer Manager(1)	$106	$106
Fees and expense reimbursements paid to Advisor	$751	$1,170

(1)	The Dealer Manager is responsible for commission payments due to their employees as well as its general overhead and various selling related expenses.

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to be approximately 0.5% of the contract purchase price. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

The Company will pay the Advisor an annual fee of up to 0.75% of average invested assets to provide asset management services. Average invested assets is defined as the average of the aggregate book value of assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. However, the asset management fee shall be reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of average invested assets. Such asset management fee shall be payable on a monthly basis, at the discretion of the Company’s board, in cash, common stock or restricted stock grants, or any combination thereof. In addition, on a prospective basis, the Company’s board of directors, subject to the Advisor’s approval, may elect to issue performance based restricted shares in lieu of cash for any then unpaid amount of the asset management fee, in an amount not to exceed the limit for the asset management fee set forth in the advisory agreement. The asset management fee will be reduced to the extent that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee is payable is less than the distributions declared with respect to such six month period.

Unless the Company contracts with a third party, the Company will pay to an affiliate of the Advisor a property management fee of up to 1.5% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively. The Company will also reimburse the affiliate for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the affiliated Property Manager, an oversight fee of up to 1.0% of the gross revenues of the property managed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was paid to the Advisor for providing administrative services for the three and six months ended June 30, 2011.

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1.0% of the amount available and/or outstanding under such financing, subject to certain limitations.

The following tables detail amounts paid and reimbursed to affiliates and amounts contractually due and forgiven in connection with the operations related services described above for the three and six months ended June 30, 2011. (amounts in thousands):

	Three and Six Months Ended June 30, 2011
	Paid	Forgiven
One-time fees:
Acquisition fees and related cost reimbursements	$119	$—
Financing coordination fees	23	—
Ongoing fees:
Asset management fees(1)	—	1
Property management and leasing fees	—	—
Total related party operation fees and reimbursements	$142	$1

(1)	These fees have been waived. However, the Company’s board of directors may elect, subject to the Advisor’s approval, on a prospective basis, to pay future asset management fees in the form of performance-based restricted shares.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor agreed to waive certain fees including asset management and property management fees. The asset management fee will be reduced to the extent that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee is payable is less than the distributions declared with respect to such six month period. Because the Advisor waived certain fees, cash flow from operations that would have been paid to the Advisor was available to pay distributions to stockholders. The fees that were forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs.

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with U.S. GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor may discontinue its past practice of forgiving fees and may charge the full fee owed to it in accordance with the Company’s agreements with the Advisor.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred or paid for the three or six months ended June 30, 2011 or June 30, 2010.

The Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the three or six months ended June 30, 2011.

The Company will pay a subordinated incentive listing distribution of 15% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred or paid for the three or six months ended June 30, 2011. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement, the Advisor will receive distributions from the OP payable in the form of a non-interest bearing promissory note. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 9 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 10 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 500,000 shares have been authorized and reserved for issuance under the Plan. As of June 30, 2011 and December 31, 2010, no stock options were issued under the Plan.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the IPO.

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. As of June 30, 2011, there were 9,000 restricted shares issued to independent directors under the RSP at a fair value of $10.00 per share. The fair value of the shares will be expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $7,000 for the three and six months ended June 30, 2011.

Note 11 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and six months ended June 30, 2011 (net loss in thousands):

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Net loss	$(277)	$(313)
Weighted average common shares outstanding	230,133	125,647
Net loss per share, basic and diluted	$(1.20)	$(2.49)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011
(Unaudited)

Note 11 — Net Loss Per Share  – (continued)

As of June 30, 2011, the Company had 9,000 shares of unvested restricted stock outstanding which were excluded from the calculation of diluted loss per share as the effect would have been antidilutive.

Note 12 — Subsequent Events

The Company has evaluated subsequent events through the filing of its quarterly report on Form 10-Q for the three and six months ended June 30, 2011, filed on August 12, 2011, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Acquisitions

On July 25, 2011, the Company acquired a leasehold interest in a DaVita Dialysis Center located in Rockford, Illinois for a purchase price of approximately $2.1 million, excluding acquisition and transaction-related costs. The freestanding facility, which has a gross leasable area of approximately 7,000 square feet, is 100% leased to Total Renal Care, Inc., a subsidiary of DaVita Inc. DaVita Inc. has guaranteed the obligations under the lease. The Company funded the acquisition of the property with net proceeds from its ongoing offering.

Sales of Common Stock

As of July 31, 2011, the Company had 951,940 shares of common stock outstanding, including unvested restricted shares. Total gross proceeds from these issuances were $9.3 million. As of July 31, 2011, the aggregate value of all share issuances was $9.4 million based on a per share value of $10.00.

Total capital raised to date is as follows (amounts in thousands):

Source of Capital	Inception to June 30, 2011	July 1 to July 31, 2011	Total
Common shares	$5,682	$3,568	$9,250

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2011
(In thousands)

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Carson Tahoe Specialty Medical Plaza and Durango Medical Plaza as of June 30, 2011. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto in the Company’s June 30, 2011 Form 10-Q. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of June 30, 2011, nor does it purport to present the future financial position of the Company.

	American Realty Capital Healthcare Trust, Inc.(1)	Carson Tahoe Specialty Medical Plaza(2)	Durango Medical Plaza(3)	Pro Forma American Realty Capital Healthcare Trust, Inc.
Assets
Real estate investments, at cost:
Land	$850	$2,205	$3,110	$6,165
Buildings, fixtures and improvements	4,362	22,934	17,625	44,921
Acquired intangible lease assets	732	3,993	2,567	7,292
Total real estate investments, at cost	5,944	29,132	23,302	58,378
Cash	519	—	—	519
Restricted cash	—	5	5	10
Prepaid expenses and other assets	128	32	20	180
Deferred financing costs, net	146	450	411	1,007
Total assets	$6,737	$29,619	$23,738	$60,094
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,250	$21,751	$17,172	$41,173
Below market lease liabilities	—	141	416	557
Accounts payable and accrued expenses	2,091	—	417	2,508
Total liabilities	4,341	21,892	18,005	44,238
Preferred stock	—	—	—	—
Common stock	6	8	6	20
Additional paid-in capital	2,704	7,719	5,727	16,150
Accumulated deficit	(314)	—	—	(314)
Total stockholders’ equity	2,396	7,727	5,733	15,856
Total liabilities and stockholders’ equity	$6,737	$29,619	$23,738	$60,094

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2011:

(1)	Reflects the Company’s historical unaudited Balance Sheet as of June 30, 2011, as previously filed.
(2)	Reflects the acquisition of the Carson Tahoe Specialty Medical Plaza. The purchase price, excluding related expenses, was $29.0 million, which was funded through a combination of funds raised through common stock and a first mortgage note, the proceeds from which were net settled at acquisition.
(3)	Reflects the acquisition of the Durango Medical Plaza. The purchase price, excluding related expenses, was $22.9 million, which was funded through a combination of funds raised through common stock and a first mortgage note, the proceeds from which were net settled at acquisition.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases.

Amounts allocated to land, land improvements, buildings, fixtures and tenant improvements have been provisionally assigned based on the Company’s analysis of comparable properties in its portfolio, pending receipt of the final cost segregation analysis being prepared by a third-party specialist. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective leases, which ranges from approximately two to 12 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE SIX MONTHS ENDED JUNE 30, 2011

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the six months ended June 30, 2011, are presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Carson Tahoe Specialty Medical Plaza and Durango Medical Plaza as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company’s historical financial statements and notes thereto included in the Company’s June 30, 2011 Form 10-Q. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2010 (in thousands):

	American Realty Capital Healthcare Trust, Inc.(1)	Carson Tahoe Specialty Medical Plaza(2)	Pro Forma Adjustments Carson Tahoe Specialty Medical Plaza		Durango Medical Plaza(3)	Pro Forma Adjustments Durango Medical Plaza		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$—	$2,352	$138	(4)	$1,862	$55	(4)	$4,407
Operating expense reimbursement	—	2,175	—		527	—		2,702
Total revenues	—	4,527	138		2,389	55		7,109
Operating expenses:
Property operating	—	2,209	—		669	—		2,878
General and administrative	1	—	—		—	—		1
Depreciation and amortization	—	—	2,298	(5)	—	1,049	(5)	3,347
Total operating expenses	1	2,209	2,298		669	1,049		6,226
Operating income (loss)	(1)	2,318	(2,160)		1,720	(994)		883
Interest expense	—	—	(1,217	)(6)	—	(975	)(6)	(2,192)
Net income (loss)	$(1)	$2,318	$(3,377)		$1,720	$(1,969)		$(1,309)

Unaudited Pro forma Consolidated Statement of Operations for the six months ended June 30, 2011 (in thousands):

	American Realty Capital Healthcare Trust, Inc.(1)	Carson Tahoe Specialty Medical Plaza(2)	Pro Forma Adjustments Carson Tahoe Specialty Medical Plaza		Durango Medical Plaza(3)	Pro Forma Adjustments Durango Medical Plaza		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$12	$1,221	$24	(4)	$963	$(4	)(4)	$2,216
Operating expense reimbursement	—	1,136	—		242	—		1,378
Total revenues	12	2,357	24		1,205	(4)		3,594
Operating expenses:
Property operating	—	1,153	—		307	—		1,460
Acquisition and transaction related	160	—	—		—	—		160
General and administrative	162	—	—		—	—		162
Depreciation and amortization	—	—	1,149	(5)	—	524	(5)	1,673
Total operating expenses	322	1,153	1,149		307	524		3,455
Operating income (loss)	(310)	1,204	(1,125)		898	(528)		139
Interest expense	(3)	—	(609	)(6)	—	(487	)(6)	(1,099)
Net income (loss)	$(313)	$1,204	$(1,734)		$898	$(1,015)		$(960)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 and the six months ended June 30, 2011.

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.
(2)	Reflects the operations of the Carson Tahoe Specialty Medical Plaza for the period indicated.
(3)	Reflects the operations of the Durango Medical Plaza for the period indicated.
(4)	Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above and below market leases.
(5)	Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from two to 12 years.
(6)	Represents interest expense that would have been recorded on debt incurred in connection with the acquisitions had the properties been acquired at the beginning of the period. The Company financed a portion of the acquisitions with first mortgage non-recourse loans aggregating $38.9 million at an annual fixed interest rate of 5.01%.

Note:  Pro forma adjustments exclude one-time acquisition costs of $891,000 primarily representing acquisition fees to the advisor, legal fees and deed transfer fees for the acquisitions of the Carson Tahoe Specialty Medical Plaza and Durango Medical Plaza.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. The Texarkana Property is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Texarkana Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K, of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Texarkana Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Texarkana Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
July 8, 2011

TEXARKANA PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
	(Unaudited)
Rental income	$104,808	$402,982
Insurance expense	401	1,209
Revenue in excess of certain expenses	$104,407	$401,773

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

TEXARKANA PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2011 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a free-standing fee simple ambulatory surgery center in Texarkana, Texas (the “Texarkana Property”) for the year ended December 31, 2010 and the three months ended March 31, 2011 (unaudited). The Texarkana Property was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on June 21, 2011, for $4.5 million. The Texarkana Property contains 18,268 square feet and is 100% leased to Texarkana Surgery Center, L.P. (“Texarkana Surgery”).

The lease has a ten year term and expires on April 30, 2021. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years. The lease is double net whereby the Company is responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Texarkana Property was acquired from an unaffiliated party and (b) based on due diligence of the Texarkana Property by the Company, management is not aware of any material factors relating to the Texarkana Property that would cause this financial information not to be indicative of future operating results.

2. Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the lease, the tenant pays monthly rent. Rental income includes the effect of amortizing the aggregate minimum lease payments over the term of the lease, which amounted to a decrease to rental income of $78 from the rent payments received in cash for the year ended December 31, 2010 and an increase to rental income of $8,558 over the rent payments received in cash for the three months ended March 31, 2011.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3. Future Minimum Lease Payments

At March 31, 2011, the Texarkana Property was 100% leased to a tenant under a non-cancelable operating lease with a remaining lease term of 10 years. Future minimum lease payments are as follows:

April 1, 2011 to December 31, 2011	$293,883
2012	397,936
2013	405,895
2014	414,013
2015	422,293
2016 and thereafter	2,398,019
Total	$4,332,039

TEXARKANA PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the three months ended March 31, 2011 are unaudited)

4. Subsequent Events

The Company has evaluated subsequent events through July 8, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a multi-specialty medical campus located in Carson City, Nevada (the “Carson Tahoe Specialty Medical Plaza”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. The Carson Tahoe Specialty Medical Plaza is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Carson Tahoe Specialty Medical Plaza’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of Carson Tahoe Specialty Medical Plaza’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Carson Tahoe Specialty Medical Plaza for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 7, 2011

THE CARSON TAHOE SPECIALTY MEDICAL PLAZA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenues:
Rental income	$1,221	$2,352
Operating reimbursements	1,136	2,175
Total revenues	2,357	4,527
Certain expenses:
Real estate taxes	105	209
Operating	624	1,129
Utilities	395	815
Insurance	29	56
Total certain expenses	1,153	2,209
Revenues in excess of certain expenses	$1,204	$2,318

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE CARSON TAHOE SPECIALTY MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2011 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a multi-specialty medical campus located in Carson City, Nevada (the “Carson Tahoe Specialty Medical Plaza”) for the year ended December 31, 2010 and the six months ended June 30, 2011 (unaudited). The Carson Tahoe Specialty Medical Plaza was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on September 19, 2011, for $29.0 million. The Carson Tahoe Specialty Medical Plaza contains 154,622 rentable square feet and consists of one three-story, 136,778 rentable square foot multi-specialty building, one single-story, 14,603 rentable square foot inpatient psychiatric hospital building, and one single-story, 3,241 rentable square foot conference building. The Carson Tahoe Specialty Medical Plaza houses a variety of outpatient and specialty services offered primarily by Carson Tahoe Regional Healthcare. The campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services.

The leases are net, whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenants are required to pay their pro rata share of all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Carson Tahoe Specialty Medical Plaza was acquired from an unaffiliated party and (b) based on due diligence of the Carson Tahoe Specialty Medical Plaza by the Company, management is not aware of any material factors relating to the Carson Tahoe Specialty Medical Plaza that would cause this financial information not to be indicative of future operating results.

2. Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent reimbursements to the property’s owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $150,000 over the rent payments received in cash for the year ended December 31, 2010 and approximately $57,000 over the rent payments received in cash for the six months ended June 30, 2011.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of June 30, 2011 and December 31, 2010:

Tenant	June 30, 2011	December 31, 2010
Carson Tahoe Regional Healthcare	67.8%	67.8%
Continue Care Hospital	27.3%	27.3%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of June 30, 2011 and December 31, 2010.

THE CARSON TAHOE SPECIALTY MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2011 are unaudited)

2. Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3. Future Minimum Lease Payments

At June 30, 2011, the Carson Tahoe Specialty Medical Plaza was 100% leased under non-cancelable operating leases with a remaining lease term of 6.6 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

July 1, 2011 to December 31, 2011	$1,151
2012	2,343
2013	2,398
2014	2,455
2015	2,514
2016 and thereafter	5,605
Total	$16,466

4. Subsequent Events

The Company has evaluated subsequent events through October 7, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a medical office building located in Las Vegas, Nevada (the “Durango Medical Plaza”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. The Durango Medical Plaza is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Durango Medical Plaza’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Durango Medical Plaza’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Durango Medical Plaza for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 7, 2011

THE DURANGO MEDICAL PLAZA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
	(Unaudited)
Revenues:
Rental income	$963	$1,862
Operating reimbursements	242	527
Total revenues	1,205	2,389
Certain expenses:
Real estate taxes	63	122
Operating	143	312
Utilities	93	220
Insurance	8	15
Total certain expenses	307	669
Revenues in excess of certain expenses	$898	$1,720

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE DURANGO MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2011 are unaudited)

1. Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of a medical office building located in Las Vegas, Nevada (the “Durango Medical Plaza”) for the year ended December 31, 2010 and the six months ended June 30, 2011 (unaudited). Durango Medical Plaza was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on September 19, 2011, for $22.9 million. The property contains 73,094 rentable square feet and consists of one-three story ambulatory surgery center, medical office space and a compliment of support services to the ambulatory surgery center, such as imaging and urgent care.

The leases are net, whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenants are required to pay their pro rata share of all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Durango Medical Plaza was acquired from an unaffiliated party and (b) based on due diligence of the Durango Medical Plaza by the Company, management is not aware of any material factors relating to the Durango Medical Plaza that would cause this financial information not to be indicative of future operating results.

2. Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent reimbursements to the property’s owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $112,000 over the rent payments received in cash for the year ended December 31, 2010 and approximately $27,000 over the rent payments received in cash for the six months ended June 30, 2011.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of June 30, 2011 and December 31, 2010:

Tenant	June 30, 2011	December 31, 2010
San Martin Surgery Center, LLC	41.9%	42.2%
Anson & Higgins Plastic Surgery Associates, LLP	19.1%	19.3%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of June 30, 2011 and December 31, 2010.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE DURANGO MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the six months ended June 30, 2011 are unaudited)

3. Future Minimum Lease Payments

At June 30, 2011, the Durango Medical Plaza was approximately 75% leased to eleven tenants under non-cancelable operating leases with a remaining lease term of 8.2 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

July 1, 2011 to December 31, 2011	$954
2012	1,923
2013	1,967
2014	1,847
2015	1,653
2016 and thereafter	8,600
Total	$16,944

4. Subsequent Events

The Company has evaluated subsequent events through October 7, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning other programs sponsored or co-sponsored by the American Realty Capital group of companies, including American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT Inc., each American Realty Capital-sponsored or co-sponsored publicly registered REITs, the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC and ARC Growth Fund, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. American Realty Capital Trust, Inc. and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties, American Realty Capital New York Recovery REIT, Inc. was formed to acquire high-quality commercial real estate in the New York Metropolitan Statistical Area, and, in particular, in New York City and maximize total returns through a combination of realized appreciation and current income. and Phillips Edison — ARC Shopping Center REIT Inc. was formed to acquire necessity-based neighborhood and community shopping centers throughout the United States. The investment objectives of these affiliated programs differ from our investment objectives, which aim to acquire primarily medical office buildings and healthcare-related facilities. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2010, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2010 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust Inc.			American Realty Capital New York Recovery REIT, Inc.
(dollars in thousands)			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	603,399			2,873
Dollar amount raised from non-public program and private investments	37,460	(1)		27,797	(2)
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock(3)	200			200
Total dollar amount raised(4)	$641,059		100.00%	$30,870		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$53,466		8.34%	$1,929		6.25%
Organizational expenses	20,198		3.15%	943		3.05%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$567,395		88.51%	$27,998		90.70%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	$—		0.00%
Cash down payment	501,974	(5)	78.30%	21,829		70.71%
Acquisition fees	16,897		2.64%	1,227		3.97%
Other	—		0.00%	—		0.00%
Total acquisition costs	$518,871		80.94%	$23,056		74.69%
Percentage leverage (mortgage financing divided by total acquisition costs)	72.7	%(6)		-154.1	%(7)
Date offering began	3/18/2008			10/2/2009
Number of offerings in the year	1			1
Length of offerings (in months)	39			33
Months to invest 90% of amount available for investment (from beginning of the offering)(8)	NA			NA

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.
(2)	American Realty Capital New York Recovery REIT, Inc. sold a non-controlling interest in a property. The total amount contributed in this arrangement was $13.0 million, In addition, $15.0 million was raised in a private offering of convertible preferred securities.
(3)	Represents initial capitalization of the company by the sponsor and was prior to the effectiveness of the common stock offering.
(4)	Offerings are not yet completed, funds are still being raised.
(5)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate.
(6)	Total acquisition costs of the properties exclude $377.2 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $872.3 million. The leverage ratio was 42.7% at December 31, 2010.
(7)	Total acquisition costs of the properties exclude $35.5 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $66.3 million. The leverage ratio was 53.4% at December 31, 2010.
(8)	As of December 31, 2010 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

	Phillips Edison — ARC Shopping Center REIT Inc.
(dollars in thousands)		Percentage of Total Dollar Amount Raised
Dollar Amount offered	$1,500,000
Dollar Amount raised	6,400
Dollar amount raised from non-public program and private investments	—
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200
Total dollar amount raised	$6,600	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$—	0.00%
Organizational expenses	183	2.77%
Other	—	0.00%
Reserves	—	0.00%
Available for investment	$6,417	97.23%
Acquisition costs:
Prepaid items related to purchase of property	$—	0.00%
Cash Down Payment	5,782	87.61%
Acquisition fees	467	7.08%
Other	—	0.00%
Total acquisition costs	$6,249	94.68%
Percent leverage (mortgage financing divided by total acquisition costs)	71.0%
Date offering began	8/12/2010
Number of offerings in the year	1
Length of offerings (in months)	36
Months to invest 90% of amount available for investment (from beginning of offering)	NA

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the American Realty Capital II, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC from its inception on July 24, 2008 to December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC			ARC Growth Fund, LLC
(dollars in thousands)			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537			$13,000			$11,243			$5,350			$7,850
Dollar amount raised	19,537			13,000			11,243			5,215			5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—			2,575
Total dollar amount raised	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$5,215		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$397		7.61%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$4,818		92.39%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	9,895		88.01%	4,780		91.66%	5,440		69.30%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	—		0.00%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$10,577	(4)	94.08%	$4,780	(5)	91.66%	$7,850	(6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			141.19%			344.35%			253.20%
Date offering began	6/09/2008			9/17/2008			9/29/2009			6/23/2011			7/24/2008
Number of offerings in the year	1			1			1			1			1
Length of offerings (in months)	7			4			3			4			1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7			4			3			4			1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010.

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2010.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2010, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2009 to December 31, 2010 and Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2010.

(dollars in thousands)	American Realty Capital Trust, Inc.		American Realty Capital New York Recovery REIT, Inc.
Date offering commenced	3/18/2008		10/2/2009
Dollar amount raised	$641,059	(1)	$30,870	(2)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$53,466		$1,929
Acquisition fees:
Real estate commissions	$—		$—
Advisory fees – acquisition fees	$8,672		$663
Other – organizational and offering costs	$9,995		$1,343
Other – financing coordination fees	$4,690		$266
Other – acquisition expense reimbursements	$3,692		$698
Dollar amount of cash generated from operations before deducting payments to sponsor	$11,351		$(1,235)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—
Partnership management fees	—		0
Reimbursements	—		0
Leasing commissions	—		0
Other (asset management fees)	$1,499		0
Total amount paid to sponsor from operations	$1,499		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$860		$—
Notes	$—		$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$26		$—
Incentive fees	$—		$—
Other – Financing coordination fees	$—		$—

(1)	Includes $603.4 million raised from public program, $37.4 million raised from minority interest investments and private program and $0.2 million raised from sponsor and affiliates.
(2)	Includes $2.9 million raised from public program, $26.8 million raised from minority interest investment and private investments.

(dollars in thousands)	Phillips Edison — ARC Shopping Center REIT Inc.
Date offering commenced	8/12/2010
Dollar Amount raised	$6,600
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—
Acquisition fees:
Real estate commissions	$—
Advisory fees – acquisition fees	$—
Other – organizational and offering costs	$—
Other – financing coordination fees	$—
Other – acquisition expense reimbursements	$—
Dollar amount of cash generated from operations before deducting payments to sponsor	$201
Actual amount paid to sponsor from operations:
Property Management Fees	$—
Partnership Management Fees	—
Reimbursements	87
Leasing Commissions	—
Other (asset management fees)	—
Total amount paid to sponsor from operations	$87
Dollar amount of sales and refinancing before deducting payments to sponsor:
Cash	$—
Notes	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$—
Incentive fees	$—
Other – financing coordination fees	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital II, LLC and its affiliates for ARC Income Properties LLC from its inception on June 5, 2008 to December 31, 2010, ARC Income Properties II, LLC from its inception on August 12, 2008 to December 31, 2010, ARC Income Properties III, LLC from its inception on September 29, 2009 to December 31, 2010. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, L.P. from its inception on July 24, 2008 to December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/09/2008		9/17/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT, Inc. as of the dates indicated.

	American Realty Capital Trust, Inc.			American Realty Capital New York Recovery REIT, Inc.
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Gross revenues	$45,233	$15,511	$5,549	$2,378	$—
Profit (loss) on sales of properties	143	—		—	—
Less:
Operating expenses	15,265	1,158	2,002	2,139	1
Interest expense	18,109	10,352	4,774	1,070	—
Depreciation	17,280	6,581	2,534	500	—
Amortization	4,374	1,735	522	540	—
Net income (loss) before noncontrolling interests – GAAP Basis	(9,652)	(4,315)	(4,283)	(1,871)	(1)
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(181)	49	—	109	—
Net income (loss) GAAP basis	$(9,833)	$(4,266)	$(4,283)	$(1,762)	$(1)
Taxable income (loss)
From operations	$(9,976)	$(4,266)	$(4,283)	$(1,762)	$(1)
From gain (loss) on sale	143	—		—	—
Cash generated from (used by) operations(1)	9,864	$(2,526)	$4,013	(1,234)	(1)
Cash generated from sales	900	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	$10,764	$(2,526)	$4,013	$(1,234)	$(1)
Less: Cash distribution to investors
From operating cash flow	9,864	$1,818	$296	— (3)	—
From sales and refinancing	900	—	—	—	—
From other	647 (2)	70 (2)	—	—	—
Cash generated after cash distributions	$(647)	$(4,414)	$3,717	$(1,234)	$(1)
Less: Special items
Cash generated after cash distributions and special items	$(647)	$(4,414)	$3,717	$(1,234)	$(1)
Tax and distribution data per $1,000 invested
Federal income tax results:(4)(5)
Ordinary income (loss)
from operations	—	$(22.75)	$(0.33)	— (6)	—
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	—	—	—	—	—
Return of capital	—	$(13.06)	$1.22	—	—
Source (on GAAP basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	$12.57	$1.22	—	—
Other	—	—	—	—	—

(1)	Includes cash paid for interest.
(2)	Distributions paid from proceeds from the sale of common stock. From inception December 31, 2010, total cash provided by operations on a cumulative basis exceeded our distributions to investors.
(3)	There were no distributions made for public programs as of December 31, 2010.
(4)	Based on amounts raised as of the end of each period.
(5)	Federal tax results for the year ended December 31, 2010 is not available as of the date of this filing.
(6)	There were no public investors for this program as of December 31, 2009.

	Phillips Edison — ARC Shopping Center REIT Inc.
(in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009
Gross revenues	$99	$—
Profit (loss) on sales of properties	—	—
Less:
Operating expenses	727	—
Interest expense	38	—
Depreciation	65	—
Amortization	16	—
Net income (loss) before noncontrolling interests – GAAP Basis	(747)	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	—	—
Net Income (loss) – GAAP basis	$(747)	$—
Taxable income (loss)
From operations	$(380)	$—
From gain (loss) on sale	—	—
Cash generated from (used by) operations	201	—
Cash generated from sales	—	—
Cash generated from refinancing	—	—
Total cash generated from operations, sales and refinancing	$201	$—
Less: Cash distribution to investors
From operating cash flow	—	—
From sales and refinancing	—	—
From other	—	—
Cash generated after cash distributions	$201	$—
Less: Special items	—	—
Cash generated after cash distributions and special items	$201	$—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	$(0.06)	$—
from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
Investment income	—	—
Return of capital	—	—
Source (on cash basis)
Sales	—	—
Refinancings	—	—
Operations	—	—
Other	—	—

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Property, LLC and ARC Income Property II, LLC., ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties III, LLC		ARC Income Properties IV, LLC	ARC Growth Fund, LLC
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Period from June 23, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010 to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$7,008	$5,347	$1,341	$3,507	$3,423	$337	$2,237	$341	$94	$95	$185	$8
Profit (loss) on sales of properties				143						(251)	(4,682)	9,746
Less:
Operating expenses	320	2,847	5	113	7	—	36	918	489	234	528	2,004
Interest expense	6,525	4,993	688	2,151	2,161	162	1,359	186	100	—	1,494	597
Interest expense – investors notes	1,935	1,583	381	1,167	1,024	11	986	201	90	—	—	—
Depreciation	3,519	2,676	909	1,748	1,758	200	642	127	54	195	592	344
Amortization	976	886	—	663	670	—	249	42	18	—	—	—
Net income – GAAP Basis	$(6,267)	$(7,638)	$(642)	$(2,192)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(657)	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(6,267)	$(7,638)	$(642)	$(2,335)	$(2,197)	$(36)	$(1,035)	$(1,133)	$(443)	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$143	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(1)	$(1,896)	$(2,349)	$1,154	$560	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	246	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties III, LLC		ARC Income Properties IV, LLC	ARC Growth Fund, LLC
(dollars in thousands)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Period from June 23, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010 to December 31, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Cash generated from operations, sales and refinancing	(1,896)	(2,349)	1,154	806	(2,282)	4,013	(33)	(691)	(691)	(330)	(2,216)	7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,896)	$(2,349)	$1,154	$806	$(2,282)	$4,013	$(33)	$(691)	$(691)	$(330)	$(2,216)	$7,932

(1)	Includes cash paid for interest including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results ARC Growth Fund, LLC, a completed program of our sponsor as of December 31, 2010.

(dollars in thousands) Program name	ARC Growth Fund, LLC
Dollar amount raised	$7,850
Number of properties purchased	52
Date of closing of offering	July 2008
Date of first sale of property	July 2008
Date of final sale of property	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010		(1)
Federal income tax results
Ordinary income (loss)
- From operations	$—
- From recapture	$—
Capital gain (loss)	$—
Deferred gain	$—
Capital	$—
Ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	$—
- Return of capital	$7,226
Source (on cash basis)
- Sales	$7,226
- Refinancing	$—
- Operations	$—
- Other	$—
Receivable on net purchase money financing	$—

(1)	Program is combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales of disposals of properties by American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc. and Phillips Edison — ARC Shopping Center REIT, Inc. as of December 31, 2010.

(dollars in thousands)

	Date Acquired	Date of Sale	Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property			Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$7,183

American Realty Capital New York Recovery REIT, Inc.: Not applicable

Phillips Edison — ARC Shopping Center REIT, Inc.: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2010.

	Date Acquired	Date of Sale	Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
(dollars in thousands) Property			Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties II, LLC.:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$7,183
Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)

	Date Acquired	Date of Sale	Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
(dollars in thousands) Property			Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of Property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

American Realty Capital Healthcare Trust, Inc.
EFFECTIVE AS OF FEBRUARY 18, 2011

American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.  Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.  Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3.  General Terms of Plan Investments.

(a)  The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b)  Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c)  Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d)  For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)  Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f)  Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g)  A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s charter (as may be amended, amended and restated, supplemented or otherwise modified from time to time). For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of our stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding shares of our stock.

4.  Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.  Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6.  Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each Participant at least annually.

7.  Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8.  Reinvestment in Subsequent Programs.

(a)  After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated February 18, 2011 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)  prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)  a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)  the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v)  the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi)  the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b)  The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i)  prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)  a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii)  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)  the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v)  the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9.  Termination.

(a)  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b)  Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)  Each Participant in the Plan shall have a reasonable opportunity to withdraw from the Plan at least annually after the receipt of all material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each Participant at least annually.

10.  State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11.  Amendment to or Termination of the Plan.

(a)  Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b)  The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)  After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12.  Participation by Limited Partners of American Realty Capital Healthcare Trust Operating Partnership, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13.  Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.  Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15.  Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

American Realty Capital Healthcare Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")**

- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ________________

Investment Amount

$ ______________________

- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT *(except ARC-HT investors in PA & TN)*, make checks payable to the respective offering:** American Realty Capital Healthcare Trust, Inc.
  - **For ARC-HT investors in PA and TN, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*
State of ______ Custodian for ________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death(1) –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

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3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. *Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.*

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5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** *** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.

* *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the applicable prospectus or this Subscription Agreement.*

** *I authorize American Realty Capital Healthcare Trust, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

*** *Tennessee investors cannot participate in the Automatic Purchase Plan.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

☐ **American Realty Capital Healthcare Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.

C-1-3

6 ***Continued***

Subscriber Acknowledgements & Signatures	Owner	Co-Owner
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee investor's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

C-1-4

6a

IMPORTANT: Investors must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor | Print Name | Date

Signature of Joint Owner, if applicable | Print Name | Date

C-1-5

6b

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

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6b

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

IMPORTANT: Please note that there are state-specific mailing addresses for ARC-HT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-HT:

- **For ARC-HT investors in PA and TN, mail to:**

  American Realty Capital Healthcare Trust, Inc.
  c/o Realty Capital Securities, LLC
  3 Copley Place, Suite 3300, Boston, MA 02116

FOR COMPANY USE ONLY:

Amount ____________________

Date ____________________

Check/Wire# ____________________

Account # ____________________

Registered Representative # ____________________

Firm # ____________________

Custodian ID# ____________________

Transfer Agent Reviewer ____________________

C-1-8

ARCT III | ARC-HT | NYRR | BDCA | PE-ARC | UDFIV

Multi-Offerings
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERINGS SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

6

C-2-1

ARCT III | ARC-HT | NYRR | BDCA | PE-ARC | UDFIV

Multi-Offerings SUBSCRIPTION AGREEMENT

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

Investment		Investment Amount
☐ **American Realty Capital Trust III, Inc. ("ARCT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")*** ▸ State in which sale was made: ______ * *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT III *(except ARCT III investors in PA)*, ARC-HT *(except ARC-HT investors in PA)*, NYRR *(except NYRR investors in PA)*, BDCA *(except BDCA investors in NE, OH, & TX)*, PE-ARC *(except PE-ARC investors in PA)* and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust III, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARCT III, ARC-HT, NYRR and PE-ARC investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Trust III, Inc. (or) Wells Fargo Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust, Inc. (or) Wells Fargo Bank, NA, Escrow Agent for American Realty Capital New York Recovery Trust, Inc. (or) Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For BDCA investors in NE, OH, and TX, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Business Development Corporation of America

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (*i.e.*, entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual –** *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*
- ☐ **Tenants in Common –** *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate –** *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA* –** *One signature required.*
- ☐ **Roll-Over IRA* –** *One signature required.*
- ☐ **Roth IRA* –** *One signature required.*
- ☐ **KEOGH Plan* –** *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

Note: IRA accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDFIV.

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

- *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

- *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

- *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

- *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

- *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

- *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan*†** *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**** *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

* *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties set forth in the applicable prospectus or this Subscription Agreement.*

** *I authorize American Realty Capital Trust III, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

C-2-4

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications:

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials.

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ **I would like to receive shareholder communications electronically.** ☐ **I would like to receive my statement online.**

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama or Tennessee may not use this multi-offerings subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

C-2-5

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Trust III, Inc. ("ARCT III") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Trust III, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Trust III, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only *(Continued)*:		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital New York Recovery REIT, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of Business Development Corporation of America, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of Business Development Corporation of America, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her net worth.

C-2-7

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Michigan and Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: We must sell a minimum of 500,000 shares before accepting any subscriptions from residents of Nebraska. In addition, Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in the Issuer. For such investors, net worth should not include the value of one's home, home furnishings, or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: Our shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: We must sell a minimum of $15,000,000 worth of shares before accepting subscriptions from residents of Texas. In addition, investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in our common stock to a maximum of 10% of his or her net worth. The minimum closing amount for Ohio investors is $7,500,000 in aggregate gross offering proceeds. We will not release any Ohio investor proceeds for subscriptions from escrow until we have received an aggregate of $7,500,000 in subscriptions.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of Phillips Edison – ARC Shopping Center REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only *(Continued)*:		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
For United Development Funding IV ("UDFIV") Investors Only:		
I/We have received the final prospectus of United Development Funding IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of the issuer.		
I/We am/are purchasing shares for my/our own account and I/We acknowledge that the shares are not liquid and there is no public market for this investment.		
I/We am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Massachusetts residents only: I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts Securities Division that I/we should limit my/our aggregate investment in the issuer and other similar investments to no more than 10% of my/our liquid net worth.		
Michigan residents only: This investment, when added to my/our investments in affiliates of the issuer, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

C-2-9

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name — Date
Signature of Joint Owner, if applicable	Print Name — Date

C-2-10

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	The legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-2-11

6b Continued

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-2-12

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

C-2-13

8

IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARCT III, ARC-HT, NYRR, BDCA, and PE-ARC.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Trust III, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Trust III, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York Recovery REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison–ARC Shopping Center REIT, Inc.** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407
United Development Funding IV c/o DST Systems, Inc P.O. Box 219096, Kansas City, MO 64121-9096	**United Development Funding IV** c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARCT III, ARC-HT, NYRR, BDCA and PE-ARC:

- **For ARCT III, ARC-HT, NYRR and PE-ARC investors in PA, mail to:**

American Realty Capital Trust III, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

American Realty Capital Healthcare Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

American Realty Capital New York Recovery REIT, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

Philips Edison – ARC Shopping Center REIT, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

- **For BDCA investors in NE, OH and TX, mail to:**

Business Development Corporation of America
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

FOR COMPANY USE ONLY:

Amount ______________________

Date ______________________

Check/Wire# ______________________

Account # ______________________

Registered Representative # ______________________

Firm # ______________________

Custodian ID# ______________________

Transfer Agent Reviewer ______________________

C-2-14